Schedule 14A

(Rule 14A-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, For Use of the Commission Only (as

        permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Under Rule 14a-12

Speedway Motorsports, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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4)	Date Filed:

5555 Concord Parkway South

Concord, North Carolina 28027

March 23, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on April 21, 2004, at Lowe’s Motor Speedway in Concord, North Carolina. We look forward to greeting personally those stockholders who are able to attend.

The accompanying formal Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.

Whether or not you plan to attend the meeting on April 21, it is important that your shares be represented. To ensure that your vote is received and counted, please sign, date and mail the enclosed proxy at your earliest convenience. Your vote is important regardless of the number of shares you own.

On behalf of the Board of Directors

Sincerely,

O. BRUTON SMITH

Chairman and Chief Executive Officer

VOTING YOUR PROXY IS IMPORTANT

PLEASE SIGN AND DATE YOUR PROXY AND

RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

SPEEDWAY MOTORSPORTS, INC.

NOTICE OF MEETING

Concord, NC

March 23, 2004

The Annual Meeting of Stockholders of Speedway Motorsports, Inc. (“SMI”) will be held at Lowe’s Motor Speedway, located at 5555 Concord Parkway South, Concord, North Carolina on April 21, 2004, at 9:00 a.m., for the following purposes as described in the accompanying Proxy Statement:

1.	To elect five (5) directors.

2.	To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the principal independent auditors of SMI and its subsidiaries for the year 2004.

3.	To approve the adoption of the SMI 2004 Stock Incentive Plan.

4.	To approve the amendment of the SMI Employee Stock Purchase Plan to increase the authorized number of shares of common stock issuable thereunder from 400,000 to 800,000.

5.	To transact such other business as may properly come before the meeting.

Only holders of record of SMI’s common stock at the close of business on March 1, 2004 will be entitled to vote at the meeting.

Whether or not you plan to attend the meeting, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

MARYLAUREL E. WILKS

Secretary

Important Note: To vote shares of common stock at the Annual Meeting (other than in person at the meeting), a stockholder must return a proxy. The return envelope enclosed with the proxy card requires no postage if mailed in the United States of America.

SPEEDWAY MOTORSPORTS, INC.

PROXY STATEMENT

March 23, 2004

GENERAL

Introduction

The Annual Meeting of Stockholders of Speedway Motorsports, Inc. (“SMI”) will be held on April 21, 2004 at 9:00 a.m., at Lowe’s Motor Speedway, (the “Annual Meeting”), for the purposes set forth in the accompanying notice. SMI’s principal executive offices are located at Lowe’s Motor Speedway at 5555 Concord Parkway South, Concord, North Carolina, 28027. Only holders of record of common stock of SMI, par value $.01 per share, at the close of business on March 1, 2004 (the “Record Date”) will be entitled to notice of, and to vote at, such meeting. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at such meeting, and at any and all adjournments thereof, and is first being sent to stockholders on or about the date hereof. Proxies in the accompanying form, properly executed and duly returned and not revoked, will be voted at the meeting (including adjournments). Where a specification is made by means of the ballot provided in the proxies regarding any matter presented at the Annual Meeting, such proxies will be voted in accordance with such specification. If no specification is made, proxies will be voted (i) in favor of electing SMI’s five (5) nominees to the Board of Directors, (ii) in favor of the selection of Deloitte & Touche LLP as the principal independent auditors of SMI for the year 2004, (iii) in favor of the adoption of the 2004 Stock Incentive Plan, and (iv) in favor of amending the Employee Stock Purchase Plan.

Proxies should be sent to Wachovia Corporation, ATTN: Proxy Tabulation-NC1153, P.O. Box 217950, Charlotte, North Carolina, 28254-3555.

This Proxy Statement is being furnished by SMI to its stockholders of record as of March 1, 2004 in connection with the upcoming Annual Meeting.

Ownership of Capital Securities

The following table sets forth certain information regarding ownership of SMI’s common stock as of February 24, 2004, by (i) each person or entity known to SMI and its subsidiaries (collectively, the “Company”) who beneficially owns five percent or more of the common stock, (ii) each director and nominee to the Board of Directors of SMI, (iii) each executive officer of SMI (including the Chief Executive Officer), and (iv) all directors and executive officers of SMI as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name.

Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent

O. Bruton Smith (1)(2)	29,000,800	63.6%
Sonic Financial Corporation (2)	23,700,000	52.0
Sterling Capital Management LLC group (3)	2,303,600	5.1
H.A. Wheeler (4)(11)	331,300	*
William R. Brooks (5)(11)	214,900	*
Edwin R. Clark (6)(11)	71,000	*
Marcus G. Smith (7)(11)	40,100	*
William P. Benton (8)(12)	101,000	*
Mark M. Gambill (9)(12)	144,200	*
James P. Holden	—	—
Robert L. Rewey (10)(12)	20,000	*
Tom E. Smith (10)(12)	35,000	*
All directors and executive officers as a group (ten persons) (1)	29,958,300	65.7%

*	Less than one percent

(1)	The shares of SMI’s common stock shown as owned by such person include, without limitation, all of the shares shown as owned by Sonic Financial Corporation (“Sonic Financial”) elsewhere in the table. Mr. O. Bruton Smith owns the substantial majority of Sonic Financial’s common stock.

(2)	The address of such person is P.O. Box 18747, Charlotte, North Carolina, 28218.

(3)	Sterling Capital Management LLC group includes the following persons who share voting and investment power with respect to the securities held by them as indicated above: Sterling Capital Management LLC, Sterling MGT, Inc., Eduardo A. Brea, Alexander W. McAlister, David M. Ralston, Brian R. Walton and Mark Whalen. The address of such persons is 4064 Colony Road, Suite 300, Charlotte, NC 28211. This information is as of December 31, 2003, the date of the group’s Schedule 13G filing with the Securities and Exchange Commission.

(4)	All the shares shown as owned by Mr. Wheeler, other than 10,400 shares owned by him directly, underlie options granted by the Company.

(5)	All the shares shown as owned by Mr. Brooks, other than 12,100 shares owned by him directly, underlie options granted by the Company.

(6)	All the shares shown as owned by Mr. Clark, other than 6,000 shares owned by him directly, underlie options granted by the Company.

(7)	All the shares shown as owned by Mr. Marcus G. Smith, other than 100 shares owned by him directly, underlie options granted by the Company.

(8)	All the shares shown as owned by Mr. Benton, other than 1,000 shares owned by him directly, underlie options granted by the Company.

(9)	All the shares shown as owned by Mr. Gambill, other than 4,200 shares owned by him directly, underlie options granted by the Company.

(10)	All the shares shown as owned by Mr. Rewey and Mr. Tom Smith underlie options granted by the Company.

(11)	Amount does not include 20,000 shares under options granted to Mr. Wheeler, 20,000 shares under options granted to Mr. Brooks, 20,000 shares under options granted to Mr. Marcus G. Smith, or 10,000 shares under options granted to Mr. Clark, on December 9, 2003 that become exercisable on June 9, 2004. All other options are currently exercisable.

(12)	Amount does not include options to purchase 10,000 shares granted on January 2, 2004 that become exercisable on July 2, 2004. All other options are currently exercisable.

For additional information concerning options granted to the Company’s executive officers, see “Executive Compensation” below.

Number of Shares Outstanding and Voting

SMI currently has authorized under its Certificate of Incorporation 200,000,000 shares of common stock, of which 43,106,424 shares are currently issued and outstanding and entitled to be voted at the Annual Meeting. At the meeting, holders of common stock will have one vote per share for an aggregate total of 43,106,424 votes. A quorum being present, directors will be elected by a plurality of votes cast, and the actions proposed in the remaining items referred to in the accompanying Notice of Meeting will become effective if a majority of the votes cast by shares entitled to vote is cast in favor thereof. Abstentions and broker non-votes will not be counted in determining the number of shares voted for any director-nominee or for any proposal, but will be counted for purposes of determining the presence of a quorum.

A holder of common stock who signs a proxy card may withhold votes as to any director-nominee by writing the name of such nominee in the space provided on the proxy card.

Revocation of Proxy

Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Marylaurel E. Wilks, Secretary of SMI, either at the Annual Meeting or prior to the meeting date at the Company’s offices at 5555 Concord Parkway South, Concord, North Carolina, 28027, by executing and delivering a later-dated proxy, or by attending the meeting and voting in person.

Expenses of Solicitation

The Company pays the cost of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the enclosed materials. In addition to mailings, proxies may be solicited personally, by telephone or electronically, by corporate officers and employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from customers owning such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to customers.

2005 Stockholder Proposals

For stockholder proposals intended to be presented at the 2005 Annual Meeting of Stockholders to be eligible for inclusion in the Company’s proxy statement and the form of proxy for such meeting, they must be received by the Company at its principal executive offices in Concord, North Carolina no later than November 19, 2004. Regarding stockholder proposals intended to be presented at the 2005 Annual Meeting but not included in SMI’s proxy statement, stockholders must give SMI advance notice of their proposals to be considered timely under SMI’s bylaws. The bylaws state that written notice of such proposals must be delivered to the principal executive offices of SMI (i) in the case of an annual meeting that occurs within 30 days of the anniversary of the 2004 Annual Meeting, not less than 60 days nor more than 90 days prior to such anniversary date, and (ii) in the case of an annual meeting called for a date not within 30 days before or after the anniversary date of the 2004

Annual Meeting, or in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made, whichever occurs first. All such proposals for which timely notice is not received in the manner described above will be ruled out of order at the meeting resulting in the proposal’s underlying business not being eligible for transaction at the meeting.

CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, establishes or provides the basis for a number of new corporate governance standards and disclosure requirements. In addition, the New York Stock Exchange (“NYSE”) has recently announced changes to its corporate governance and listing requirements. Many of the requirements of the NYSE rules have not yet become effective (or, in some cases, their transitional provisions have not yet expired) as of the date of this proxy statement. Nevertheless, the Board of Directors has initiated actions consistent with those rules.

Independent Directors

•	Upon the election of Messrs. James P. Holden and Marcus G. Smith at the Annual Meeting as directors, and the resignation of Mr. Edwin R. Clark as a director, a majority of the Company’s Board of Directors will be independent.

•	The Company’s non-management directors hold meetings, separate from management, at least four times a year.

Audit Committee

•	All Audit Committee members meet the NYSE standards for audit committee member independence and possess the required level of financial literacy, and at least one member of the Committee meets the current standard of requisite financial management expertise as required by the NYSE. The Board has identified an “audit committee financial expert” pursuant to a recently adopted Securities and Exchange Commission (“SEC”) rule.

•	The Audit Committee operates under a formal charter that governs its duties and conduct. The charter was reproduced as Appendix A to the Company’s proxy statement for the Annual Meeting of Stockholders held on April 23, 2003. A copy of the Audit Committee’s charter is available on our website at www.gospeedway.com.

•	The Company’s independent auditors report directly to the Audit Committee.

•	The Audit Committee has adopted a whistleblower procedure to enable confidential and anonymous reporting to the Audit Committee.

Nominating/Governance Committee

•	All members of the Nominating/Governance Committee meet the NYSE standards for independence.

•	The Nominating/Governance Committee operates under a formal charter that governs its duties and conduct. A copy of the charter is available on our website at www.gospeedway.com.

Compensation Committee

•	All members of the Compensation Committee meet the NYSE standards for independence.

•	The Compensation Committee operates under a formal charter that governs its duties and conduct. A copy of the charter is available on our website at www.gospeedway.com.

Corporate Governance Guidelines

•	The Company has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility. The guidelines are available on our website at www.gospeedway.com.

Code of Business Conduct and Ethics

•	The Board of Directors has adopted a Code of Ethics that applies to our officers, including our chief executive officer, chief operating officer, chief financial officer and treasurer, and chief accounting officer. A copy of the Code of Ethics can be obtained from our website at www.gospeedway.com. We will post any amendments to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of either the SEC or NYSE, on our website.

Shareholder Communications to the Board

Stockholders and other parties interested in communicating with our board of directors as a group, may do so by writing to the Chairman of the Board at “c/o Marylaurel E. Wilks, Esq., Vice President, Communications and General Counsel, Speedway Motorsports, Inc., 5555 Concord Parkway South, Concord, North Carolina 28027.” Communications intended for non-management directors should be directed to the Chairman of the Nominating/Governance Committee at the address above. The Company’s general counsel will review all such correspondence and will make such correspondence available regularly to the Board. Any concerns relating to accounting, internal controls or auditing matters will be immediately brought to the attention of the members of the Company’s Audit Committee for consideration in accordance with established procedures.

ELECTION OF DIRECTORS

Nominees for Election as Directors of SMI

Directors of SMI are elected at its Annual Meetings of Stockholders to serve staggered terms of three years and until their successors are elected and qualified. The Board of Directors of SMI (the “Board”) currently consists of eight (8) directors. After the 2004 Annual Meeting, the Board will consist of nine (9) directors. The terms of Messrs. O. Bruton Smith, William P. Benton and Robert L. Rewey expire at the 2004 Annual Meeting; the terms of Messrs. William R. Brooks and Mark M. Gambill expire at the 2005 Annual Meeting; and the terms of Messrs. H.A. Wheeler and Tom E. Smith expire at the 2006 Annual Meeting. Messrs. O. Bruton Smith, William P. Benton and Robert L. Rewey are standing for reelection, and Messrs. James P. Holden and Marcus G. Smith are standing for election, at the 2004 Annual Meeting. Upon the election of Mr. Marcus G. Smith, Mr. Edwin R. Clark will resign from the Board.

It is intended that the proxies in the accompanying form will be voted at the Annual Meeting for the election to the Board of Directors of the following nominees, each of whom has consented to serve if elected: Messrs. O. Bruton Smith, William P. Benton, Robert L. Rewey, James P. Holden and Marcus G. Smith. Messrs. O. Bruton Smith, Benton and Rewey will each serve a three-year term until the 2007 Annual Meeting, Mr. Holden will serve a one-year term until the 2005 Annual Meeting, and Mr. Marcus G. Smith will serve a two-year term until the 2006 Annual Meeting. Each director-nominee will serve to the end of their term and until their successor shall be elected and shall qualify, except as otherwise provided in SMI’s Certificate of Incorporation and Bylaws. If for any reason any nominee named above is not a candidate when the election occurs, it is intended that proxies in the accompanying form will be voted for the election of the other nominees named above and may be voted for any substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors in accordance with SMI’s Certificate of Incorporation and Bylaws.

Based on the representations made by Messrs. Benton, Gambill, Holden, Rewey and Tom E. Smith in their director questionnaires, and discussions between the foregoing individuals and the Board, the Board has, in its business judgment, determined that Messrs. Benton, Gambill, Holden, Rewey and Tom E. Smith each do not have a material relationship with the Company other than serving or being nominated to serve on the Board. As such, the Nominating/Governance Committee and the Board have determined that these individuals are “independent” in accordance with the applicable requirements of the NYSE’s existing and pending listing standards and current SEC regulations. The Nominating/Governance Committee regularly reviews the independence of all independent directors of the Board and reports its findings to the Board, which then makes regular determinations as to director independence under applicable SEC and NYSE requirements.

The name, age, present principal occupation or employment and the material occupations, positions, offices or employments for at least the past five years of each SMI director, director-nominee, executive officer and executive manager are set forth below.

O. Bruton Smith, 77, has been the Chairman and Chief Executive Officer of SMI since its organization in December 1994. Mr. Smith has served as the CEO and a director of Charlotte Motor Speedway, LLC, a wholly-owned subsidiary of SMI, and its predecessor entities (“CMS”) since 1975, which he originally founded in 1959. Mr. Smith has been the Chairman and CEO of Atlanta Motor Speedway, Inc. (“AMS”) since its acquisition in 1990, Texas Motor Speedway, Inc. (“TMS”) since its formation in 1995, Bristol Motor Speedway, Inc. (“BMS”) since its acquisition in January 1996, the subsidiary operating Infineon Raceway (“IR”) since its acquisition in November 1996, and the subsidiary operating Las Vegas Motor Speedway (“LVMS”) since its acquisition in December 1998. In addition, Mr. Smith serves as the CEO and a director, or in a similar capacity, for many of SMI’s other subsidiaries. Mr. Smith also is the Chairman, CEO, a director and controlling stockholder of Sonic Automotive, Inc. (“SAI”), (NYSE: symbol SAH), and serves as an officer or director of most of SAI’s operating subsidiaries. SAI is believed to be one of the ten largest automobile retail dealership groups in the United States and is engaged in the acquisition and operation of automobile dealerships. Mr. Smith also owns and operates Sonic Financial Corporation (“Sonic Financial”), a private business he controls, among other private businesses. Mr. Smith is standing for reelection as a director at the Annual Meeting.

H.A. Wheeler, 65, has been the President, Chief Operating Officer and a director of SMI since its organization in December 1994. Mr. Wheeler was hired by CMS in 1975 and has been a director and General Manager of CMS since 1976. Mr. Wheeler was named President of CMS in 1980 and became a director of AMS upon its acquisition in 1990. He also has served as Vice President and a director of BMS since its acquisition and TMS since its formation. Mr. Wheeler also serves as an officer and director of several other SMI subsidiaries.

William R. Brooks, 54, has been Vice President, Treasurer, Chief Financial Officer and a director of SMI since its organization in December 1994. In February 2004, Mr. Brooks became an Executive Vice President of SMI. Mr. Brooks joined Sonic Financial from PriceWaterhouseCoopers in 1983, and has served as Vice President of CMS since before the organization of SMI, and has been Vice President and a director of AMS since its acquisition, and TMS since its formation. He has served as Vice President of BMS, LVMS and IR since their acquisition, and, prior to January 2001, had been a director of LVMS and IR. Mr. Brooks was the President and a director of Speedway Holdings, Inc., SMI’s financing subsidiary, and its predecessor entities since 1995 until its merger into SMI at the end of 2002. In addition, Mr. Brooks serves as an officer and a director, or in a similar capacity, for many of SMI’s other subsidiaries. Mr. Brooks also has served as a director of SAI since its formation in 1997 and served as its Chief Financial Officer from February to April 1997.

Edwin R. Clark, 49, became Vice President and General Manager of AMS in 1992 and was promoted to President and General Manager of AMS in 1995. Prior to that appointment, he had been Vice President of Events of CMS since 1981. Mr. Clark became Executive Vice President of SMI upon its organization in December 1994, and has been a director of SMI since 1995. At the Annual Meeting, and upon the election of Mr. Marcus G. Smith, Mr. Clark will resign as a Board director.

Marcus G. Smith, 30, became Executive Vice President of National Sales and Marketing for SMI in February 2003. Prior to that appointment, Mr. Smith served as Vice President of Business Development for SMI since 2001. Mr. Smith joined the Company in 1996 as a sales associate at Lowe’s Motor Speedway and was named Manager of New Business Development in 1999. Mr. Marcus G. Smith is the son of Mr. O. Bruton Smith and is standing for election as a director at the Annual Meeting.

William P. Benton, 80, became a director of SMI in 1995. Mr. Benton retired from Ford Motor Company as its Vice President of Marketing worldwide after a 37-year career with the company. During that time, Mr. Benton held the following major positions: Vice President/General Manager of Lincoln/Mercury Division; Vice President/General Manager of Ford Division; four years in Europe as Group Vice President of Ford of Europe; and a member of the company’s Product Planning Committee, responsible for all products of the company worldwide. Most recently, Mr. Benton was Vice Chairman of Wells Rich Greene and Executive Director of Ogilvy & Mather Worldwide in New York until January, 1992. In addition, Mr. Benton serves as a director of SAI and Allied Holdings, Inc. Mr. Benton is standing for reelection as a director at the Annual Meeting.

Mark M. Gambill, 53, became a director of SMI in 1995. Mr. Gambill worked for Wheat First Securities from 1972 until it was sold to First Union (now Wachovia Corporation) in 1998. Mr. Gambill was the President of Wheat First Butcher Singer at the time of the sale. Mr. Gambill left First Union in 1999 to devote more time to family and personal interests. He is currently Managing Partner of Cary Street Partners, a financial advisory and wealth management firm. In addition, he serves as a director of the Noland Company and NTC Communications.

James P. Holden, 52, recently completed 27 distinguished years in the auto industry including nineteen years with DaimlerChrysler, and its predecessor, Chrysler Corp. Highlights of his career include being named President of DaimlerChrysler in 1999 and Chief Executive Officer in June 2000. Mr. Holden served in many various positions during his career at Chrysler, including Executive Vice President-Sales and Marketing responsible for directing all of the automaker’s sales, fleet and marketing organizations in the United States, Mexico and Canada, including Mopar parts operations. In addition, he serves as a director of Sirius Satellite Radio, Inc. Mr. Holden is standing for election as a director at the Annual Meeting.

Robert L. Rewey, 65, became a director of SMI in 2001. Mr. Rewey recently retired from Ford Motor Company after a distinguished 38-year career with Ford, most recently serving as Group Vice President of North American Operations & Global Consumer Services. Mr. Rewey managed numerous areas within Ford since 1963, also serving as Vice President of Sales, Marketing and Customer Service. Mr. Rewey also serves as a director of SAI, LoJack Corporation, Dealer Tire and Hilsinger Corp. Mr. Rewey is standing for reelection as a director at the Annual Meeting.

Tom E. Smith, 62, became a director of SMI in 2001. Mr. Smith retired from Food Lion Stores, Inc. in 1999, after a distinguished 29-year career with that company, including serving as its Chief Executive Officer and President. A native of Salisbury, North Carolina, Mr. Smith serves as a director of CT Communications, Inc. and Farmer and Merchants Bank.

M. Jeffrey Byrd, 54, has served as Vice President and General Manager of BMS since its acquisition in 1996, and became President of BMS in 2003. Prior to working at BMS, Mr. Byrd had been continuously employed by RJR Nabisco for 23 years in various sports marketing positions, most recently as Vice President of Business Development for its Sports Marketing Enterprises affiliate.

William E. Gossage, 45, became Vice President and General Manager of TMS in 1995. In February 2004, Mr. Gossage became the President of TMS. Before that appointment, he was Vice President of Public Relations at CMS from 1989 to 1995. Mr. Gossage previously worked with Miller Brewing Company in its motorsports public relations program and served in various public relations and managerial capacities at two other NASCAR-sanctioned speedways.

Steve Page, 49, has served as President and General Manager of IR since its acquisition in 1996. Prior to being hired by SMI, Mr. Page had been continuously employed for several years as President of Brenda Raceway Corporation, which owned and operated IR before its acquisition by the Company. Mr. Page also spent eleven years working for the Oakland A’s baseball franchise in various marketing positions.

R. Christopher Powell, 44, has served as Executive Vice President and General Manager of LVMS since its acquisition in 1998. Mr. Powell also serves as Vice President of several other SMI subsidiaries. Mr. Powell spent eleven years working for Sports Marketing Enterprises, a division of R. J. Reynolds Tobacco Co. (“RJR”). Since 1994, he served as manager of media relations and publicity on the NASCAR Winston Cup program. Mr. Powell’s previous duties include publicity and event operations on other RJR initiatives, including NHRA Drag Racing and the Vantage and Nabisco golf sponsorships.

Committees of the Board of Directors and Meetings

There are three standing committees of the Board: the Audit Committee, Nominating/Governance Committee, and Compensation Committee. The Audit Committee currently is comprised of Messrs. Mark M. Gambill, William P. Benton and Tom E. Smith. The Nominating/Governance Committee is currently comprised of Messrs. William P. Benton, Robert L. Rewey and Tom E. Smith. The Compensation Committee is currently comprised of Messrs. William P. Benton, Mark M. Gambill and Robert L. Rewey. All Committee members are independent as defined by the applicable and pending listing standards of the NYSE and the SEC.

Audit Committee. The Audit Committee, which held seven meetings in 2003, is responsible for the appointment of the Company’s independent auditors, reviews and approves the scope of the annual audit, approves annual audit fees and services, reviews the conclusions of the auditors and reports the findings and recommendations thereof to the Board, reviews with the Company’s auditors the adequacy of the Company’s system of internal control and procedures and the role of management in connection therewith, reviews transactions between the Company and its officers, directors and principal stockholders, reviews and discusses with management and the independent auditors the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, approves non-audit fees and services rendered by the auditors, and performs such other functions and exercises such other powers as the Board of Directors from time to time may determine.

The following is the Audit Committee Report for the year ended December 31, 2003.

Audit Committee Report

In accordance with its written charter, which was revised and restated by the Board in December 2002 for the additional responsibilities ensuing from the recently enacted Sarbanes-Oxley Act of 2002 and new NYSE listing standards, the Audit Committee of the Board (the “Audit Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. A copy of the Audit Committee charter is available on SMI’s website at www.gospeedway.com. During fiscal 2003, the Audit Committee met seven times and the Audit Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Company’s Chief Financial Officer and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board No. 1, “Independence Discussions with Audit Committees”, as amended or supplemented, discussed with the auditors any relationships or services that might impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed and reviewed with management and the independent auditors the quality and adequacy of the Company’s internal controls, and discussed and reviewed with management the effectiveness of the Company’s disclosure controls and procedures used for periodic public reporting. The Audit Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended or supplemented, “Communication with Audit Committees”, and those required by S-X Rule 2-07, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the Company’s financial statements, and reviewed the audited financial statements of the Company as of and for the year ended December 31, 2003 with management and the independent auditors.

Management is responsible for the Company’s financial reporting process including its system of internal control, disclosure controls and procedures, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and they may or may not be experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on (a) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (b) the representations of the independent auditors appearing in the auditors’ report on the Company’s financial statements. The Audit Committee’s oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors and the Board concurred with such recommendation.

Audit Committee

Mark M. Gambill, Chairman and Audit Committee Financial Expert

William P. Benton

Tom E. Smith

Based on the representations made by Mr. Gambill in his director questionnaire and discussions between Mr. Gambill and other members of the Board, the Board has, in its business judgment, determined that Mr. Gambill is an “audit committee financial expert” in accordance with current SEC regulations. The Board based this determination primarily on Mr. Gambill’s experience as the former President of Wheat First Securities and as the current Managing Partner of Cary Street Partners. Both of these positions required Mr. Gambill to be extensively involved in analyzing public company financial statements when supervising the investment banking and research analyst operations and as chairman of the underwriting committee of Wheat First Securities and in managing Cary Street Partners.

Nominating/Governance Committee. The Nominating/Governance Committee was established and its written charter adopted in 2002 by the Board. The Nominating/Governance Committee, which held five meetings in 2003, assists the Board in identifying and recommending individuals qualified to become members of the Board, monitors and reviews corporate governance issues, and develops and recommends to the Board corporate governance principles applicable to the Board, the Company and its business strategy and operations. Messrs. O. Bruton Smith, Benton, Rewey, Holden and Marcus G. Smith were recommended to the Board as director-nominees to stand for election at the Annual Meeting by the Nominating/Governance Committee. Given the size and resources of the Nominating/Governance Committee as well as the number of Company stockholders, the Board believes that the committee could not thoroughly review the number of board nominations that would likely be received if the committee accepted unsolicited nominations from stockholders. Accordingly, it is the policy of the Nominating/Governance Committee not to accept unsolicited nominations to the Board of Directors from stockholders.

Director Nomination Criteria and Process

Directors may be nominated by the Board or SMI’s stockholders in accordance with the Company’s certificate of incorporation or by-laws and the procedures for stockholder proposals described under the caption “2005 Stockholder Proposals” in this proxy statement. The Company’s Nominating/Governance Committee will review all nominees for the Board in accordance with its charter. The assessment of a nominee’s qualifications will include, at a minimum, a review of Board member criteria listed in the Company’s Corporate Governance guidelines, including among other things, the following:

•	Ability to use sound judgment;

•	Substantive knowledge in areas of importance to the Company (such as accounting or finance, business or management, industry knowledge, customer-based perspective, sponsorship relationships, strategic planning, and leadership);

•	Diversity (backgrounds and experience);

•	Skills (financial literacy and/or financial expertise for members of the Audit Committee, management or consulting experience for members of the Compensation Committee, leadership or strategic planning for members of the Nominating/Governance Committee);

•	Service on the boards of directors of other public companies;

•	Integrity, honesty, fairness, independence;

•	Thorough understanding of the Company’s business;

•	Independence under NYSE and SEC criteria; and

•	Such other factors as the Nominating/Governance Committee concludes are pertinent in light of the current needs of the Board at the time such director is nominated.

The Board believes that its membership should reflect a diversity of experience and perspectives. The Nominating/Governance Committee will select qualified nominees and review its recommendations with the full Board, which will decide whether to invite the nominee to join the Board. The Board intends that each director shall contribute knowledge, experience, and skill in at least one area of importance to the Company. Nominees should neither have nor appear to have a conflict of interest that would impair the nominee’s ability to represent the interest of all of the Company’s stockholders and to otherwise fulfill the stated responsibilities of a director. A nominee should also be able to work well with other directors and executives of the Company, should have independent opinions and be willing to state them in a constructive manner, and be willing to comply with other guidelines as adopted by the Board.

The procedures used by the Nominating/Governance Committee to identify and evaluate nominees for director positions involve members of the committee drawing on their contacts in the business community and directly soliciting, interviewing, and reviewing director questionnaire responses of prospective nominees. Consistent with these procedures, the Company did not engage an outside search firm or other third party in order to identify Mr. Holden as a prospective nominee to the Board. Instead, Mr. Holden was identified through a director nominee search conducted by members of the Nominating/Governance Committee, all of whom are non-management directors.

Compensation Committee. The Compensation Committee, which held two meetings in 2003, administers certain compensation and employee benefit plans of the Company, annually reviews and determines executive officer compensation, including annual salaries, bonus performance goals, bonus plan allocations, stock option grants and other benefits, direct and indirect, of all executive officers and other senior officers of the Company. The Compensation Committee administers the 1994 Stock Option Plan and the Employee Stock Purchase Plan, and also will administer the 2004 Stock Incentive Plan, if approved by the stockholders at the Annual Meeting. The Compensation Committee periodically reviews the Company’s executive development and succession planning and executive compensation programs. The Compensation Committee also takes action to modify programs that yield payments or benefits not closely related to Company or executive performance. The policy of the Compensation Committee’s program for executive officers is to link pay to business strategy and performance in a manner which is effective in attracting, retaining and rewarding key executives while also providing performance incentives and awarding equity-based compensation to align the long-term interests of executive officers with those of Company stockholders. It is the Compensation Committee’s objective to offer salaries and incentive performance pay opportunities that are competitive in the marketplace.

During 2003, there were six meetings of the Board of Directors of SMI, with all directors attending at least 75% of all Board and Committee meetings. We do not have any policy regarding director attendance at Annual Meetings of stockholders, and we did not retain a record of directors’ attendance at any of our past Annual Meetings.

SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected the firm of Deloitte & Touche LLP to serve as the principal independent auditors of the Company for the year 2004. Deloitte & Touche LLP has acted in such capacity for the Company since 1994. This selection is submitted for ratification by the stockholders at the Annual Meeting.

Representatives of Deloitte & Touche will attend the Annual Meeting. They will have an opportunity to make a statement if they so desire, and to respond to appropriate questions.

Principal Accounting Firm Fees and Services

The following table shows the aggregate fees billed to the Company by Deloitte & Touche for the years ended December 31, 2003 and 2002:

	2003	2002
Audit Fees (1)	$470,000	$316,000
Audit-Related Fees (2)	—	4,000
Tax Fees (3)	175,000	253,000
All Other Fees	—	—

(1)	Audit Fees: This fee category consists of services for the audit of our annual financial statements, review of our quarterly financial statements, and services normally provided by the independent auditors in connection with statutory and regulatory filings including: services associated with SEC registration statements, other documents filed with the SEC, and documents issued in connection with securities offerings (e.g., comfort letters and consents); and advice on audit and accounting matters that arose during the audit or review of our financial statements.

(2)	Audit-Related Fees: This fee category consists of assurance and related services by Deloitte & Touche that are reasonably related to performing the audit and review of our financial statements and are not reported above under “Audit Fees.” The services for these fees include other accounting and consultation related to certain third party contracts.

(3)	Tax Fees: This fee category consists of professional services rendered by Deloitte & Touche for tax return preparation, tax compliance and tax planning and advice.

The Audit Committee has considered whether the non-audit services provided were compatible with maintaining the principal auditor’s independence, and believes that such services and related fees, due to, among other things, the nature and scope of the services provided and the fact that different Deloitte & Touche personnel provided audit and non-audit services, have not impaired the independence of the Company’s principal auditors. All services provided by Deloitte and Touche in 2003 were pre-approved by the Audit Committee.

Generally, before an independent auditor is engaged by the Company to render audit or non-audit services, the engagement is approved early each calendar year by the Audit Committee. Any subsequent changes in audit, audit-related, tax, or other services to be provided by the independent auditor due to changes in scope of work, terms, conditions, or fees of the engagement must be pre-approved by the Audit Committee or by one of its members who has been delegated such authority. The Audit Committee may delegate its pre-approval authority to one or more of its members. This delegation of pre-approval authority extends to audit and non-audit services not proscribed by applicable laws and regulations to be rendered by Deloitte & Touche. Such members shall inform the Audit Committee of any pre-approval decisions at the Committee’s next scheduled meeting. For calendar years 2003 and 2004, the Audit Committee delegated this authority to the Chairman of the Audit Committee. For 2004, non-audit services can only be approved under this delegation of authority for services of a scope and for fees comparable to those described above with respect to 2003. Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the chief financial officer of the Company and must be consistent with applicable SEC regulations and NYSE listing standards regarding auditor independence.

APPROVAL OF THE

SPEEDWAY MOTORSPORTS, INC. 2004 STOCK INCENTIVE PLAN

The Board of Directors proposes that stockholders approve the Speedway Motorsports, Inc. 2004 Stock Incentive Plan (the “2004 Plan”). SMI’s 1994 Stock Option Plan (the “1994 Plan”) was previously approved by SMI’s stockholders and will expire by its terms on December 21, 2004. The Board of Directors believes that it is in the best interest of SMI and its stockholders to adopt a new plan that will allow SMI to continue to provide equity-based incentives to key employees, directors, consultants and other individuals providing services to the Company. Therefore, the Board of Directors adopted the 2004 Plan on February 18, 2004, subject to stockholder approval. The 2004 Plan will allow the Company to continue to attract and retain key employees, directors and other individuals and to provide them with incentives to contribute to the Company’s growth and success as well as align their interests with those of SMI’s stockholders.

Approval of the 2004 Plan will not amend or modify the 1994 Plan. SMI will continue to have the right to grant stock options in accordance with the terms of the 1994 Plan until its expiration in December 2004. Approval of the 2004 Plan and termination of the 1994 Plan will not adversely affect rights under any outstanding stock options previously granted under the 1994 Plan. Under the 1994 Plan, SMI is authorized to issue up to 4,000,000 shares of SMI’s common stock. As of December 31, 2003, stock options to purchase a total of 3,817,000 shares of common stock had been exercised or remained outstanding under the 1994 Plan, leaving 183,000 shares available for future issuance. There has been no decision with respect to the number of options that may be granted hereafter under the 1994 Plan.

The following is a summary of the 2004 Plan submitted for stockholder approval. The summary describes the major features of the 2004 Plan but is qualified by reference to the full text of the 2004 Plan, a copy of which has been submitted with this Proxy Statement to the SEC.

Administration

The 2004 Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the full authority to select the recipients of awards granted under the 2004 Plan, to determine the type and size of awards, and to determine and amend the terms, restrictions and conditions of awards. The Compensation Committee also has the full authority to construe and interpret the 2004 Plan and any related award agreement, to establish rules and regulations relating to the administration of the 2004 Plan, to delegate administrative responsibilities, and to make all other determinations that may be necessary or advisable for the administration of the 2004 Plan. However, in the event of awards granted to non-employee directors, the Board of Directors shall have the authority otherwise provided to the Compensation Committee.

Eligibility

Awards may be granted under the 2004 Plan to employees of the Company (including employees who also are officers and/or directors) and to directors, consultants and other individuals providing services to the Company. The Compensation Committee, in its discretion, will determine the recipients of awards under the 2004 Plan and the type and size of awards. As of December 31, 2003, the Company had approximately 738 employees, including officers and directors.

Types of Awards

The 2004 Plan permits the grant of incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options and restricted stock awards. Restricted stock awards also may be designated as performance awards that are subject to achievement of certain pre-established, objective performance goals. Each type of award is discussed in more detail below.

Shares Subject to the 2004 Plan and Award Limits

The number of shares of SMI’s common stock reserved for issuance under the 2004 Plan is 2,500,000, subject to adjustment as described below. The closing price of SMI’s common stock on the NYSE on March 12, 2004 was $30.95.

No more than 1,000,000 shares of common stock may be granted under the 2004 Plan in the form of restricted stock awards.

If shares of common stock subject to an award under the 2004 Plan are forfeited or the award otherwise terminates or is canceled for any reason without the issuance of such shares, those shares will be available for further awards under the 2004 Plan.

No individual may be granted options under the 2004 Plan with respect to an aggregate of more than 100,000 shares of common stock during any calendar year. In the case of restricted stock awards that are designated as performance awards, no individual may be granted an aggregate of more than 35,000 shares of common stock during any calendar year.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, or similar transaction or other change in corporate structure affecting SMI’s common stock, adjustments and substitutions, as applicable, will be made under the 2004 Plan unless the Compensation Committee determines otherwise, including adjustments to the number of shares of common stock which may be issued under the 2004 Plan, the number of shares of common stock subject to the award limits under the 2004 Plan, and the number and price of shares of common stock subject to outstanding awards under the 2004 Plan.

Stock Options

Stock options may be granted under the 2004 Plan in the form of either incentive stock options (also referred to as “ISOs”) intended to qualify under Section 422 of the Code or nonstatutory stock options. Incentive stock options can be granted only to employees of the Company. A stock option entitles the recipient to purchase shares of SMI’s common stock from SMI at a designated exercise price.

The exercise price of options granted under the 2004 Plan is determined at the discretion of the Compensation Committee, but the exercise price per share generally may not be less than the fair market value of a share of SMI’s common stock on the grant date of the option. In the case of incentive stock options granted to any holder on the date of grant of more than 10% (directly or by attribution through relatives or entities in which the holder has an ownership interest) of the total combined voting power of all classes of stock of SMI or a parent or subsidiary corporation, the exercise price per share may not be less than 110% of the fair market value of a share of common stock on the grant date. Under the 2004 Plan, fair market value generally is the closing price of SMI’s common stock on the NYSE on the grant date.

The exercise price of an option may be paid in cash, or if permitted by the Compensation Committee, in shares of SMI’s common stock owned by the option holder or by other means the Company determines to be consistent with applicable law (including, for example, cashless exercises).

The Compensation Committee will establish the time period within which options must be exercised, but this period may not exceed ten years from the grant date of the option or, in the case of incentive stock options granted to any holder on the date of grant of more than 10% of the total combined voting power of all classes of stock of SMI or a parent or subsidiary corporation, five years from the grant date of the option. Options may expire before the end of the option period if the option holder ceases to perform services for the Company. Stock options will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. To the extent that the fair market value of incentive stock options (determined based on the fair market value on the grant date) that become exercisable for the first time in a calendar year exceeds $100,000, such options generally will be deemed nonstatutory stock options.

If an option holder’s service with the Company terminates for any reason other than involuntary termination without cause (as defined in the 2004 Plan), disability or death, the individual’s stock options will expire and no longer can be exercised unless otherwise determined by the Compensation Committee. If the option holder is involuntarily terminated without cause, options (to the extent vested) generally may be exercised during the three months following termination. If the option holder’s service terminates due to his or her disability, options (to the extent vested) generally may be exercised during the twelve months following termination. If the option holder dies while employed or during the three-month or twelve-month periods previously described, options (to the extent vested) generally may be exercised during the twelve-month period following the option holder’s death. In no event can an option be exercised after the expiration of its term (i.e., the option period fixed by the Compensation Committee).

Options generally may not be transferred other than by will or the laws of descent and distribution and options generally may be exercised during the lifetime of the option holder only by the option holder. However, the Compensation Committee, in its discretion, may permit the transfer of options on a general or specific basis and may impose conditions and limitations on any such transfers.

Restricted Stock

Restricted stock is an award of SMI’s common stock that is subject to restrictions and such other terms and conditions as the Compensation Committee determines. The Compensation Committee will determine the type of restrictions applicable to the award, which can include restrictions based on achievement of financial or other business objectives (including objective performance goals as described below), the occurrence of a specific event, continued service for a period of time or other time-based restrictions. The Compensation Committee also will determine the purchase price, if any, to be paid for the restricted stock. Restricted stock generally may not be transferred until all restrictions applicable to the award have lapsed or been satisfied.

If the recipient of a restricted stock award ceases to perform services for the Company, all shares of common stock still subject to restrictions generally will be forfeited unless the Compensation Committee waives such restrictions.

A recipient of restricted stock generally will have certain rights and privileges of a stockholder, including the right to vote such shares of restricted stock and to receive dividends, if any (although the Compensation Committee may require that any dividends be reinvested in additional shares of restricted stock).

Performance Goals. The 2004 Plan allows the Compensation Committee to designate a restricted stock award as a performance award intended to qualify as performance–based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally limits SMI’s annual federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and the four other highest paid officers) to $1 million with respect to each such officer. However, compensation that qualifies as “performance-based compensation” under Section 162(m) is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and the performance goals under which the awards will be paid are disclosed to and approved by the stockholders. Accordingly, the Board of Directors is seeking stockholder approval of the 2004 Plan in part to satisfy the requirements of Section 162(m) of the Code.

As described above, in the case of restricted stock awards that are designated as performance awards, no individual may be granted an aggregate of more than 35,000 shares of common stock during any calendar year. For performance awards, the Compensation Committee will establish in writing the performance goals that must be met in order for the restrictions to lapse in whole or in part, the period over which such goals will be measured and any other applicable conditions. These terms must be established within 90 days after the beginning of the applicable period (or, if earlier, by the date on which 25% of the period has been completed).

The performance goals established by the Compensation Committee must be objectively determinable and will be based on one or more of the following: stock price; earnings per share; net earnings; operating or other earnings; profits; revenues; net cash flow; financial return ratios; stockholder return; return on equity; return on investment; return on net assets; debt rating; sales; expense reduction levels; growth in assets, sales, or market share; or strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance goals may be based on the performance of SMI, based on the individual’s division, business unit or employing subsidiary, based on the performance of one or more divisions, business units or subsidiaries, based on the performance of the Company as a whole, or based on any combination of the foregoing. Performance goals may be either absolute in their terms or relative. Performance goals may provide for the inclusion or exclusion of items such as the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, or changes in accounting principles or tax laws. The Compensation Committee also may establish subjective performance goals, provided that the subjective performance goals may be used only to reduce, and not increase, an award.

The Compensation Committee may, in its discretion, grant restricted stock awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

Change in Control

In the event of a change in control (as defined in the 2004 Plan) of SMI, all outstanding stock options will become fully vested and exercisable and all outstanding restricted stock awards (including awards designated as performance awards) will fully vest with all restrictions and conditions related thereto being deemed satisfied.

Amendment or Termination

The Board of Directors may at any time amend, suspend or terminate the 2004 Plan in whole or in part for any purpose, provided that such action may be subject to stockholder approval if (1) it is necessary, or the Board determines it is desirable, to comply with the Code, the Securities Exchange Act of 1934, as amended, securities exchange listing requirements or other legal or regulatory requirements, or (2) the action is intended to allow the exercise price of outstanding stock options to be reduced by repricing or replacing such options. Unless terminated earlier, the 2004 Plan will terminate ten years from its adoption by the Board of Directors. The Compensation Committee also may amend the terms of an outstanding award. However, no amendment, suspension or termination of the 2004 Plan or amendment of an outstanding award may adversely affect in any material way any award previously granted under the 2004 Plan without the consent of the recipient of such award.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences that generally apply with respect to awards that may be granted under the 2004 Plan. This summary is based on current laws and regulations that may change in the future. This summary is not intended to be exhaustive and does not describe a number of special tax rules, including any foreign, state or local tax consequences, wage withholding requirements or various other rules that could apply to a particular individual or to the Company under certain circumstances.

Nonstatutory Stock Options. The grant of nonstatutory stock options has no federal income tax consequences to the Company or the option holder. Upon the exercise of a nonstatutory stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income. In the event of the disposition of the acquired shares of common stock, any additional gain (or loss) generally will be taxed to the option holder as either short-term or long-term capital gain (or loss) depending on how long the shares were held.

Incentive Stock Options. The grant and exercise of incentive stock options have no federal income tax consequences to the Company. The grant and exercise of incentive stock options generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an incentive stock option, the option holder has to treat the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.

If the option holder retains the shares of common stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the common stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount received on disposition of the shares) over the exercise price. The Company will be entitled to a corresponding tax deduction in the same amount. Any additional gain (or loss) realized by the option holder on the disposition of the common stock will be taxed as short-term or long-term capital gain (or loss), as applicable.

Restricted Stock. There generally should not be any federal income tax consequences to the Company or the recipient upon the grant of a restricted stock award (including a performance award). The recipient normally will recognize ordinary income when shares of the restricted stock vest (which means that the shares are no longer subject to a substantial risk of forfeiture) or become transferable, whichever occurs first. However, a recipient instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock) and the Company generally will be entitled to a corresponding tax deduction (subject to Section 162(m) limitations). If the recipient subsequently disposes of the shares of common stock, any additional gain (or loss) should be eligible for short-term or long-term capital gain tax treatment, depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an “83(b) election” and then forfeits the shares of common stock, the recipient normally will not be entitled to any tax deduction or refund with respect to the tax already paid.

Section 162(m). Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and the four other most highly compensated officers) to $1 million with respect to each such officer. However, compensation that qualifies as “performance-based compensation” under Section 162(m) is not subject to this deduction limit. If the 2004 Plan is approved by SMI’s stockholders, SMI intends that stock options and restricted stock awards designated as performance awards granted to covered employees generally should qualify as “performance-based” compensation that will not be subject to the Section 162(m) deduction limit.

2004 Plan Benefits

As of the date of this Proxy Statement, no awards have been granted under the 2004 Plan. Since the 2004 Plan is subject to stockholder approval and all future awards under the 2004 Plan will be made at the discretion of the Compensation Committee, awards that may be received by any particular person or group pursuant to the 2004 Plan are not presently determinable.

NEW PLAN BENEFITS

2004 STOCK INCENTIVE PLAN

Name and Position	Dollar Value	Number of Units
O. Bruton Smith Chairman and Chief Executive Officer of SMI	—	—

H.A. Wheeler President and Chief Operating Officer of SMI; President and General Manager of CMS	—	—

William R. Brooks Executive Vice President, Treasurer and Chief Financial Officer of SMI	—	—

Edwin R. Clark Executive Vice President of SMI; President and General Manager of AMS	—	—

Marcus G. Smith Executive Vice President of National Sales and Marketing	—	—

All current executive officers as a group	—	—

All current non-executive officer directors as a group	—	—

All current non-executive officer employees as a group	—	—

PROPOSED AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has approved an amendment to SMI’s Employee Stock Purchase Plan (“the ESPP”) to increase the authorized number of shares of SMI’s common stock issuable under the ESPP from 400,000 to 800,000 (the “ESPP Amendment”), subject to stockholder approval. The ESPP Amendment is being proposed to provide ample opportunity for future grants to eligible employees under the ESPP. No other amendments to the ESPP are proposed.

The ESPP was originally adopted by the Board of Directors as of April 1, 1996 and approved by SMI stockholders on May 8, 1996. The ESPP has since been amended several times, with the most recent amendment and restatement as of May 3, 2000. The ESPP is intended to promote Company interests by providing its employees the opportunity to acquire an ownership interest in the Company through the purchase of SMI’s common stock at a discount from the market value at the time of purchase.

The following is a summary of the ESPP, as amended, and is qualified in its entirety by reference to the ESPP, a copy of which has been submitted with this Proxy Statement to the SEC.

Administration

The ESPP is administered by the Compensation Committee which, subject to the terms of the ESPP, has full authority to interpret and construe the ESPP, to decide all questions of employee eligibility, to determine the amount, manner and timing of options and option exercises, and to make all other determinations and take all other actions it deems necessary or desirable for the administration of the ESPP.

Eligibility

Options generally are granted under the ESPP as of each January 1 (or other interim grant dates during the year designated by the Board of Directors or the Compensation Committee). All eligible employees of SMI and its participating subsidiaries under the ESPP at each such grant date will be given the opportunity to participate in the ESPP. In order to be eligible, an employee must be employed by SMI or one of its participating subsidiaries on a full-time or part-time basis, regularly scheduled to work more than twenty hours per week, and customarily employed more than five months in a calendar year. An employee also must have completed six months of continuous service with the Company. In determining whether an employee has met the six-month service requirement, the following service also will be recognized under the ESPP: (i) service with SAI and its subsidiaries, and (ii) service with an entity prior to its acquisition, or the acquisition of substantially all of its assets, by the Company. Employees who own, or hold options to purchase, stock (or who would upon participation in the ESPP own, or hold options to purchase, stock) possessing 5% or more of the total combined voting power or value of all classes of stock of SMI or any subsidiary are not eligible to participate in the ESPP. For purposes of this 5% limitation, employees may be considered to own stock through attribution from their relatives or from entities in which the employees have an ownership interest.

Shares Subject to the ESPP and Share Limits

A total of 400,000 shares of SMI’s common stock are presently reserved for purchase under the ESPP. If the stockholders approve the ESPP amendment, the number of total reserved shares will increase from 400,000 to 800,000. As of March 11, 2004, options to acquire 238,000 shares of common stock had been exercised under the ESPP and 162,000 shares remained available for future issuance (without giving effect to the ESPP Amendment).

The number of shares of common stock reserved for issuance under the ESPP may be adjusted by the Compensation Committee as it deems appropriate in the event of a reorganization, stock split, stock dividend, merger, or other similar event affecting the capital structure of SMI.

No employee may be granted options under the ESPP which would permit the employee to purchase common stock under the ESPP and all other employee stock purchase plans of SMI at a rate which exceeds $25,000 in fair market value of such stock (determined at the time such option is granted) for each calendar year in which such options are outstanding at any time. In addition, no employee may be granted options under the ESPP in any calendar year for more than an aggregate of 500 shares of common stock.

Terms and Conditions of Stock Purchases under the ESPP

As of each grant date under the ESPP, all eligible employees electing to participate in the ESPP (“Participants”) will be granted options to purchase shares of SMI’s common stock at an exercise price per share equal to the lesser of 90% of the fair market value per share of common stock on the date of grant or 90% of such fair market value on the date of exercise. The Compensation Committee will determine the number of shares of common stock available for purchase under each option, with the same number of shares to be available under each option granted on the same grant date. Fair market value generally is the closing price per share of the common stock on the NYSE on the last trading date prior to the date of reference, or in the event that no sales take place on such date, the average of the closing high bid and low asked prices.

In January 2004, each of the approximately 474 eligible employees who elected to participate in the ESPP were granted an option to purchase up to 500 shares of common stock at an exercise price equal to the lesser of 90% of the fair market value per share of common stock on the date of grant or 90% of such fair market value on the date of exercise. On March 12, 2004, the closing price of a share of common stock as reported on the NYSE was $30.95.

A Participant may contribute a limited percentage of compensation (as defined in the ESPP) to the ESPP by after-tax payroll deduction. A Participant instead may elect to make contributions by direct cash payment rather than by payroll deduction. If a Participant has made contributions to the ESPP, his or her option will be exercised automatically to purchase common stock on each exercise date during the calendar year in which the option is granted. The exercise dates are the last business day of March, June, September and December on which the NYSE is open for trading and any other interim dates during the year which the Compensation Committee designates for such purpose. The Participant’s accumulated contributions as of each exercise date will be applied to purchase the maximum number of whole shares of common stock that such contributions will permit at the applicable option price, limited to the number of shares available for purchase under the option. Contributions which are not enough to purchase a whole share of common stock will be carried forward and applied on the next exercise date in that calendar year.

Options generally expire on the last exercise date of the calendar year in which granted. However, if a Participant withdraws from the ESPP or terminates employment prior to such exercise date, the option may expire earlier.

Once a Participant’s employment terminates, the Participant may not make any more contributions to the ESPP. If a Participant’s employment terminates, the Participant (or the Participant’s estate if employment terminates due to the Participant’s death) can request the return of contributions not yet used to purchase common stock. Alternatively, the Participant (or the Participant’s estate if employment terminates due to the Participant’s death) can elect to continue participation in the ESPP until the next exercise date in the calendar year in which the termination occurs (but this election is not available if the Participant is terminated for cause). If the Participant leaves his or her contributions in the ESPP until the next exercise date, any unexpired option held by the Participant will be exercised automatically on that exercise date for as many shares as the Participant’s remaining contributions will purchase.

In the event of certain changes in the capital stock of SMI due to a reorganization, stock split, stock dividend, merger or other similar event, the Compensation Committee may make such adjustments in the number and kind of shares covered by outstanding options and the exercise price per share as it deems appropriate. In connection with any merger or consolidation in which SMI is not the surviving corporation, and which results in the holders of the outstanding voting securities of SMI owning less than a majority of the outstanding voting securities of the surviving corporation, or any sale or transfer by SMI of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, of all or a majority of the then-outstanding voting securities of SMI, all outstanding options under the ESPP will become exercisable in full on and after (i) the 15th day prior to the effective date of such merger, consolidation, sale transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

Amendment or Termination

The Board of Directors of SMI may amend, suspend or terminate this Plan at any time, subject to the following: (i) no amendment, suspension or termination may, without the consent of a Participant, adversely affect the rights of the Participant under any option he or she then holds, and (ii) approval by the stockholders of SMI is required for an amendment, suspension or termination to the extent necessary to comply with any applicable law or regulation or the rules of any self-regulatory organization that are applicable to the Company or the ESPP.

2004 ESPP Benefits

Set forth below is information with respect to options that have been granted under the ESPP in 2004.

New Plan Benefits

Employee Stock Purchase Plan

Name and Position	Dollar Value	Number of Units
O. Bruton Smith Chairman and Chief Executive Officer of SMI	(1)	(1)

H.A. Wheeler President and Chief Operating Officer of SMI; President and General Manager of CMS	(2)	500

William R. Brooks Executive Vice President, Treasurer and Chief Financial Officer of SMI	(2)	500

Edwin R. Clark Executive Vice President of SMI; President and General Manager of AMS	(2)	500

Marcus G. Smith Executive Vice President of National Sales and Marketing	(1)	(1)

All current executive officers as a group	(2)	1,500

All current non-executive officer directors as a group	(3)	(3)

All current non-executive officer employees as a group	(2)	235,500

(1)	As holders of more than 5% of SMI’s common stock (either directly or by attribution), Messrs. O. Bruton Smith and Marcus G. Smith are not eligible to participate in the ESPP.

(2)	The dollar value of units received in 2004 by the persons or groups indicated in the above-referenced table are not readily determinable since the value of, and exercise prices for, options granted will depend on fluctuating market prices. At present, no options have been exercised to date in 2004, and there are approximately 474 participants. Options to purchase approximately 72,000 shares of common stock were purchased at an average exercise price of $23.18 per share for approximately 369 plan participants in 2003.

(3)	Non-employee directors of the Company are not eligible to participate in the ESPP.

Federal Income Tax Consequences

The following summary generally describes the federal income tax consequences to Participants and the Company under the ESPP and is based on current laws and regulations that may change in the future. The summary is not intended to be exhaustive and does not describe a number of special tax rules, including any foreign, state or local tax consequences, wages withholding requirements or various other rules that could apply to a particular employee or the Company under certain circumstances.

The ESPP is intended to meet the requirements of an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Accordingly, there are no federal income tax consequences to the Participant or the Company upon the grant of an option to purchase common stock under the ESPP. The Participant will not recognize taxable ordinary income on the exercise of an option granted under the ESPP, but instead will take a tax basis in the common stock purchased equal to the option exercise price. The Company will not receive a tax deduction for federal income tax purposes when an option is exercised under the ESPP.

A Participant will recognize ordinary income for federal tax purposes if and when the Participant disposes of the shares of common stock purchased under the ESPP. If the Participant holds the shares of common stock acquired under the ESPP for more than two years from the grant date of the relevant option and more than one year from the option exercise date, the Participant will recognize ordinary income for federal income tax purposes at the time of disposition of the shares of common stock equal to the lesser of (i) the excess of the fair market value of the shares at the date of such disposition over the option exercise price or (ii) the excess of the fair market value of the shares when the option was granted over the option exercise price (which, for this purpose, is deemed to be 90% of the fair market value of the shares of common stock on the date the relevant option was granted). The amount of ordinary income recognized will increase the Participant’s basis in the shares for federal income tax purposes, and any additional gain (or loss) realized on the disposition of the shares of common stock will be taxed as capital gain (or loss). In the case where the holding requirements are met, the Company will not be entitled to a deduction with respect to any income recognized by the Participant.

If the Participant disposes of the shares of common stock acquired under the ESPP within two years after the grant date of the relevant option or within one year after the option exercise date, the Participant will recognize ordinary income for federal income tax purposes at the time of disposition equal to the excess of the fair market value of the shares of common stock on the option exercise date over the option exercise price, and the same amount generally is deductible by the Company. The Participant’s tax basis in such shares will be the option exercise price plus the amount of taxable ordinary income recognized (i.e., fair market value of the shares on the exercise date). Any additional gain (or loss) will be taxed as capital gain (or loss).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the shares of SMI’s common stock issuable under all of SMI’s equity compensation plans as of December 31, 2003:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	2,684,000	$24.80	(2)	775,000	(3)
Equity compensation plans not approved by security holders—None	—	—		—
Total

(1)	This category includes the 1994 Stock Option Plan, the Employee Stock Purchase Plan (without giving effect to the ESPP Amendment) and the Formula Stock Option Plan for Independent Directors. This category does not include the 2004 Stock Incentive Plan that is being submitted for stockholder approval at the Annual Meeting.

(2)	This amount does not include the exercise price of options outstanding under the Employee Stock Purchase Plan because the exercise price is not determinable as of the date of this Proxy Statement. The exercise price to purchase a share of SMI’s common stock under such an option equals the lesser of 90% of the fair market value per share of SMI’s common stock on the grant date or 90% of the fair market value per share of SMI’s common stock on the exercise date.

(3)	If the 2004 Stock Incentive Plan is approved by the stockholders, the securities available for issuance thereunder will be 2,500,000 shares of SMI’s common stock. If the ESPP Amendment is approved by the stockholders, the number of shares of SMI common stock securities available for issuance thereunder will increase by 400,000 shares.

MANAGEMENT

Directors of SMI

For information with respect to the Board of Directors of SMI, see “Election of Directors”.

Executive Officers of SMI

Messrs. O. Bruton Smith, H.A. Wheeler, William R. Brooks, Edwin R. Clark, and Marcus G. Smith are the executive officers of SMI. Each executive officer serves as such until his successor is elected and qualified. No executive officer of SMI was selected pursuant to any arrangement or understanding with any person other than SMI. For further information with respect to Messrs. O. Bruton Smith, Wheeler, Brooks, Clark and Marcus G. Smith as officers of SMI, see “Election of Directors”.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Company’s executive compensation program is intended to:

•	Provide a competitive compensation package to attract, retain, and reward qualified executive officers;

•	Link pay to individual and Company performance; and

•	Provide equity-based compensation and other performance incentives to align the interests of the Company’s executive officers with those of its stockholders.

The following is an explanation of the Company’s executive officer compensation program in effect for 2003.

2003 Officer Compensation Program

The 2003 executive officer compensation program of the Company had three primary components: (i) base salary, (ii) short-term incentives under the Company’s executive bonus plan, and (iii) long-term incentives which consisted solely of stock option grants made under the 1994 Stock Option Plan (for officers other than the Chief Executive Officer). Executive officers (including the Chief Executive Officer) were also eligible in 2003 to participate in various benefit plans similar to those provided to other employees of the Company. Such benefit plans are intended to provide a safety net of coverage against various events, such as death, disability and retirement.

Base salaries (including that of the Chief Executive Officer) were established on the basis of non-quantitative factors such as positions of responsibility and authority, years of service and annual performance evaluations. They were targeted to be competitive principally in relation to other motorsports racing companies (such as some of those included in the Peer Group Index in the performance graph elsewhere herein), although the Compensation Committee also considered the base salaries of certain other amusement, sports and recreation companies not included in the Peer Group Index because the Compensation Committee considered those to be relatively comparable industries.

The Company’s executive bonus plan established a potential bonus pool for the payment of year-end bonuses to Company officers and other key personnel based on 2003 performance and operating results. Under this plan, aggressive revenue and profit target levels were established by the Compensation Committee as incentives for superior individual, group and Company performance. Each executive officer was eligible to receive a discretionary bonus based upon individually established subjective performance goals. The Compensation Committee approved cash incentive bonuses in amounts ranging from 0.41% to 1.03% of the Company’s 2003 pretax income from continuing operations.

Awards of stock options under SMI’s 1994 Stock Option Plan are based on a number of factors in the discretion of the Compensation Committee, including various subjective factors primarily relating to the responsibilities of the individual officers for and contribution to the Company’s operating results (in relation to the Company’s other optionees), their expected future contributions and the levels of stock options currently held by the executive officers individually and in the aggregate. Stock option awards to executive officers have been at then-current market prices in order to align a portion of an executive’s net worth with the returns to the Company’s stockholders. For details concerning the grant of options to the executive officers named in the Summary Compensation Table below, see “Executive Compensation—Fiscal Year-End Option Values”.

As noted above, the Company’s compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes an annual limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. The Committee currently believes that, generally, the Company should be able to continue to manage its executive compensation program to preserve federal income tax deductions. However, the Compensation Committee also must approach executive compensation in a manner which will attract, motivate and retain key personnel whose performance increases the value of the Company. Accordingly, the Compensation Committee may, from time to time, exercise its discretion to award compensation that may not be deductible under Section 162(m) when, in its judgment, such award would be in the interests of the Company.

Chief Executive Officer Compensation

The Committee annually reviews and approves the compensation of Mr. O. Bruton Smith, the Company’s Chief Executive Officer. Mr. Smith also participates in the executive bonus plan, with his bonus tied to corporate revenue and profit goals. His maximum possible bonus is 2.5% of the Company’s 2003 pretax income from continuing operations. Mr. Smith received a $1,000,000 bonus for fiscal 2003 based on the Company’s improved revenue and net income over fiscal 2002 in a difficult economy and business environment. The Committee believes that Mr. Smith is paid a reasonable salary. Mr. Smith is the only employee of the Company not eligible for stock options. Since he is a significant stockholder in the Company, his rewards as Chief Executive Officer reflect increases in value enjoyed by all other stockholders.

Compensation Committee

William P. Benton, Chairman

Mark M. Gambill

Robert L. Rewey

Compensation of Officers

The following table sets forth compensation paid by or on behalf of the Company to its Chief Executive Officer and other executive officers for services rendered during the Company’s fiscal years ended December 31, 2003, 2002 and 2001:

Summary Compensation Table

Name and Principal Position		Annual Compensation			Long-Term Compensation Awards	All Other Compensation (3)
					Number of Shares Underlying Options (2)
	Year	Salary	Bonus (1)	Other Annual Compensation
O. Bruton Smith	2003	$400,000	$1,000,000	-0-	—	-0-
Chairman and Chief	2002	375,000	650,000	$84,400 (4)	—	-0-
Executive Officer of SMI	2001	375,000	600,000	75,450 (4)	—	-0-

H.A. Wheeler	2003	325,000	550,000	(5)	20,000	$6,000
President and Chief	2002	275,000	600,000	(5)	21,250	5,700
Operating Officer of SMI;	2001	275,000	600,000	(5)	20,000	2,700
President and General
Manager of CMS

William R. Brooks	2003	300,000	400,000	(5)	20,000	6,000
Executive Vice President, Treasurer	2002	200,000	400,000	(5)	21,250	5,700
and Chief Financial Officer of SMI	2001	200,000	300,000	(5)	20,000	2,700

Edwin R. Clark	2003	125,000	210,000	(5)	10,000	6,000
Executive Vice President	2002	125,000	200,000	(5)	10,000	5,700
of SMI; President and	2001	125,000	200,000	(5)	10,000	2,700
General Manager of AMS

Marcus G. Smith	2003	50,000	450,000	(5)	20,000	6,000
Executive Vice President of National	2002	50,000	308,000	(5)	10,000	6,900
Sales and Marketing	2001	50,000	228,000	(5)	20,000	1,700

(1)	The amounts shown are cash bonuses earned in the specified year and paid in the first quarter of the following year.
(2)	The 1994 Stock Option Plan was adopted in December 1994.
(3)	Includes Company match to 401(k) plan.
(4)	Amount represents share of split-dollar insurance premium treated as compensation to Mr. Smith. See “O. Bruton Smith Life Insurance Arrangements”. Mr. Smith also received certain perquisites and other personal benefits totaling not more than $50,000.
(5)	The aggregate amount of perquisites and other personal benefits received did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

Option Grants in 2003

The following table sets forth information regarding all options to acquire shares of common stock granted to the named executive officers during 2003.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)		Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term
							0% ($)	5% ($)	10% ($)
H.A. Wheeler	20,000	(1)(3)	4.0%	$29.64	(2)	12/9/2013	-0-	$369,300	$935,900
William R. Brooks	20,000	(1)(3)	4.0%	29.64	(2)	12/9/2013	-0-	369,300	935,900
Edwin R. Clark	10,000	(1)(3)	2.0%	29.64	(2)	12/9/2013	-0-	181,600	467,900
Marcus G. Smith	20,000	(1)	4.0%	29.64	(2)	12/9/2013	-0-	369,300	935,900

(1)	These options were granted under the 1994 Stock Option Plan and are fully exercisable beginning on June 9, 2004. The Plan provides a reload feature whereby if the purchase price paid upon option exercise is paid in whole or part in shares of common stock owned by the optionee, the Company shall grant the optionee, on the date of such exercise, an additional option to purchase the number of shares of common stock equal to the number of shares tendered in payment of the original option.

(2)	The exercise price was based on the closing market price of the underlying common stock at grant date.

(3)	Does not include rights to purchase 500 shares of common stock under the SMI Employee Stock Purchase Plan that were granted in 2003 at a purchase price which is 90% of the lesser of fair market value per share of common stock on grant date or exercise date. These rights to purchase were either exercised in full or expired unexercised by December 31, 2003.

Fiscal Year-End Option Values

The following table sets forth information concerning outstanding options to purchase common stock held by executive officers of the Company at December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired On Option Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1) Exercisable/Unexercisable
H.A. Wheeler	103,820	$2,475,200	320,830 / 20,000	$6,034,300 / -0-
William R. Brooks	86,011	1,792,500	202,839 / 20,000	1,094,400 / -0-
Edwin R. Clark	40,889	832,200	65,000 / 10,000	604,500 / -0-
Marcus G. Smith	—	—	40,000 / 20,000	227,000 / -0-

(1)	Year-end value is based on the December 31, 2003 closing sales price for SMI’s common stock of $28.92 per share, less the applicable aggregate option exercise price(s) of in-the-money options, multiplied by the number of unexercised in-the-money options which are exercisable and unexercisable, respectively.

O. Bruton Smith Life Insurance Arrangements

In 1995, the Compensation Committee (excluding O. Bruton Smith) approved the establishment of a “split-dollar” life insurance plan for the benefit of Mr. Smith. Pursuant to such plan, the Company entered into split-dollar insurance agreements whereby split-dollar life insurance policies (individually, a “Policy” or together the “Policies”) would be purchased and held in trust for the benefit of Mr. Smith’s lineal descendants. Prior to July 30, 2002, the Company had agreed to pay the annual (or shorter period) premium payments on the Policies. As of July 30, 2002, the Company indicated to Mr. Smith that it would no longer make payments under these arrangements for his benefit. In 2003, the life insurance trust arrangement was transferred to an unaffiliated third-party, proceeds from which were used to reduce the reimbursement obligation of Mr. Smith to the Company.

Upon payment of the death benefit or upon the surrender of a Policy for its cash value, the Company was to receive an amount equal to the Company’s Split-Dollar Interest (as defined below). The Company’s Split-Dollar Interest equaled, in the case of the payment of the death benefit, the cumulative payments made by the Company towards the premiums under a Policy less any portion of such payments charged as compensation to Mr. Smith (the “Reimbursable Payment”). The Company’s Split-Dollar Interest equaled, in the case of surrender of a Policy for its cash value, the lesser of (i) the net cash value of such Policy or (ii) the Reimbursable Payment.

In the event a Policy is surrendered or terminated prior to his death, Mr. Smith has agreed to reimburse the Company for the positive amount, if any, by which the Reimbursable Payment exceeds the net cash value of such Policy. Mr. Smith’s promise is evidenced by a promissory note in favor of the Company, which note includes a limited guaranty by Sonic Financial whereby Sonic Financial will permit amounts owed by Mr. Smith to the Company to be offset by amounts owed to Sonic Financial by AMS. See “Certain Transactions” below.

Compensation Committee Interlocks and Insider Participation

Messrs. William P. Benton, Mark M. Gambill and Robert L. Rewey served on the Company’s Compensation Committee in 2003.

Mr. Smith, as the Chief Executive Officer of SAI, received aggregate salary and other annual compensation of $1,050,000 from SAI during 2003. Mr. Brooks, Mr. Benton and Mr. Rewey each served as a member of the Board of Directors for SAI during 2003. Mr. Benton also served as a member of the Compensation Committee for SAI during 2003.

Director Compensation

Members of the Board of Directors who are not employees of the Company received options to purchase shares of SMI’s common stock in 2003 under the Company’s Formula Stock Option Plan for Independent Directors (the “Formula Plan”). In particular, Messrs. Benton, Gambill, Rewey and Tom E. Smith each received options to purchase 10,000 shares at an exercise price of $26.06 per share under the Formula Plan. In fiscal 2003, each non-employee director received (i) an annual cash retainer of $25,000, (ii) $1,500 for each Board of Directors and Committee meeting attended, and (iii) an annual cash retainer of $5,000 to each respective Chairman of the Audit, Nominating/Governance and Compensation Committees, and the Lead Independent Director. The Company also reimburses all directors for their expenses incurred in connection with their activities as directors of SMI. Directors who are also employees of the Company receive no additional compensation for serving on the Board of Directors. For additional information concerning the Formula Plan, see Note 10 to the Consolidated Financial Statements in the Company’s Report on Form 10-K for the year ended December 31, 2003.

Stockholder Return Performance Graph

Set forth below is a line graph comparing the cumulative stockholder return on SMI’s common stock against the cumulative total return of each of the Standard & Poor’s 500 Stock Index, the Russell 2000 Stock Index, and a Peer Group Index for the period December 31, 1998 through December 31, 2003. The Russell 2000 Index was included because management believes, as a small-cap index, it more closely represents companies with market capitalization similar to the Company’s than the Standard & Poor’s 500 Stock Index. The companies used in the Peer Group Index in 1998 through 2003 consist of International Speedway Corporation, Walt Disney Co., Dover Downs Entertainment and Action Performance; and in 2000 through 2003 also include Championship Auto Racing Teams, which are all publicly traded companies known by the Company to be involved in the amusement, sports and recreation industries. The graph assumes that $100 was invested on December 31, 1998 in each of SMI’s common stock, the Standard & Poor’s 500 Stock Index, the Russell 2000 Index, and the Peer Group Index companies and that all dividends were reinvested.

CERTAIN TRANSACTIONS

At December 31, 2003, CMS had a note receivable for $979,000 including accrued interest, due from a partnership in which Mr. O. Bruton Smith, the Company’s Chairman and Chief Executive Officer, is a partner. The highest aggregate amount outstanding in 2003 was $979,000. The note is collateralized by certain land owned by the partnership. The Board of Directors, including SMI’s Independent Directors, have reviewed this transaction and determined it an appropriate use of available Company funds based on interest rates at the original transaction date and the underlying note collateral and creditworthiness of the Company’s Chairman and his partnership.

At December 31, 2003, the Company had approximately $3.8 million, including accrued interest, due from Mr. O. Bruton Smith. The highest aggregate amount outstanding in 2003 was $9.1 million. The amount due represents premiums paid by the Company under the split-dollar life insurance trust arrangement on behalf of Mr. Smith (see “O. Bruton Smith Life Insurance Arrangements”), cash advances and expenses paid by the Company on behalf of the Chairman before July 30, 2002. The Board, including SMI’s independent directors, has reviewed this compensatory arrangement and determined it an appropriate use of available Company funds based on interest rates at the time of the transaction and the creditworthiness of the Chairman. As of July 30, 2002, the Company no longer makes payments under the split-dollar life insurance trust arrangements or advances for Mr. O. Bruton Smith’s benefit.

The Company has made loans to, and paid certain expenses on behalf of, Sonic Financial, a Company affiliate through common ownership by the Company’s Chairman and Chief Executive Officer, for various corporate purposes before July 30, 2002. At December 31, 2003, the Company had approximately $6.1 million, including accrued interest, due from Sonic Financial. The highest aggregate amount outstanding in 2003 was $6.2 million. The Board, including SMI’s independent directors, has reviewed these transactions and determined them to be an appropriate use of available Company funds based on interest rates at the time of the transaction and the creditworthiness of Sonic Financial and the Company’s Chairman.

The amounts due from affiliates discussed in the preceding three paragraphs all bear interest at 1% over prime, are payable on demand, and the Company does not anticipate or require repayment before 2005.

At December 31, 2003, the Company had loans of approximately $295,000 to a corporation affiliated with the Company through common ownership by Mr. O. Bruton Smith. The highest aggregate amount outstanding in 2003 was $295,000. The amount due is non-interest bearing, is payable on demand, is collateralized by certain personal property, and the Company does not anticipate or require repayment before 2005. The Board, including SMI’s independent directors, has reviewed these transactions and determined them to be an appropriate use of available Company funds based on the underlying collateral and creditworthiness of the Company’s Chairman and affiliate.

Sonic Financial has made several loans and cash advances to AMS prior to 1996 for the AMS acquisition and other expenses. Such loans and advances stood at approximately $2.6 million at December 31, 2003. Of such amount, approximately $1.8 million bears interest at 3.83% per annum. The remainder of the amount bears interest at 1% over prime. The Company believes that the terms of these loans and advances are more favorable than those that could be obtained in an arm’s-length transaction with an unrelated third party.

600 Racing, Inc. (“600 Racing”) and SMI Properties (“SMIP”), both wholly-owned subsidiaries of the Company, each lease an office and warehouse facility from Chartown, an affiliate of the Company through common ownership by Mr. O. Bruton Smith, under annually renewable lease agreements. Rent expense in 2003 for 600 Racing approximated $197,000 and for SMIP approximated $190,000. The leases contain terms more favorable to the Company than would be obtained from unaffiliated third parties. Additionally, a special committee of independent and disinterested SMI directors, on the Company’s behalf, evaluated these leases, assisted by independent counsel and real estate experts, and concluded the leases are in the best interests of the Company and its stockholders. The economic terms of the leases were based on several factors, including projected earnings capacity of 600 Racing and SMIP, the quality, age, condition and location of the facilities, and rent paid for comparable commercial properties.

In 2003, LVMS purchased new vehicles for employee use from Nevada Dodge, a former subsidiary of SAI, for approximately $245,000. The Company believes the purchase terms approximate market value and are no less favorable than could be obtained in an arm’s-length transaction from an unrelated third party.

Oil-Chem Research Corporation (“Oil-Chem”), a wholly-owned subsidiary of the Company, sold z-Max oil lubricant product to certain SAI dealerships for resale to service customers of the dealerships in the ordinary course of business. Total purchases from Oil-Chem by SAI dealerships in 2003 approximated $1.9 million. At December 31, 2003, Oil-Chem had $155,000 due from SAI. These sales occurred on terms no less favorable than could be obtained in an arm’s-length transaction from an unrelated third party.

SAI and its dealerships frequently purchase various apparel items, which are screenprinted or embroidered with SAI and dealership logos, for its employees as part of internal marketing and sales promotions. SAI and its dealerships purchase such items from several companies similar to SMIP and SMI Trackside, a wholly-owned subsidiary of SMIP (“SMIT”). Total purchases from SMIP and SMIT by SAI and its dealerships in 2003 approximated $223,000. The Company believes these sales occurred on terms no less favorable than could be obtained in an arm’s-length transaction with an unrelated third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires SMI’s executive officers, directors and persons who own more than ten percent (10%) of SMI’s common stock to file initial reports of ownership and changes in ownership with the SEC. Additionally, SEC regulations require that SMI identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To SMI’s knowledge, based solely on a review of reports furnished to it, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10% beneficial owners were complied with, except that Mr. O. Bruton Smith inadvertently filed late a Form 5 annual Statement of Changes of Beneficial Ownership on February 13, 2003, the filing of which was triggered by the purchase in November 2002 of 9 shares of Company common stock pursuant to an automatic reinvestment provision in an IRA account owned by Mr. O. Bruton Smith.

OTHER MATTERS

In the event that any matters other than those referred to in the accompanying Notice should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

SPEEDWAY MOTORSPORTS, INC.

P R O X Y

Concord, North Carolina

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. H.A. Wheeler and Mr. William R. Brooks as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the common stock of Speedway Motorsports, Inc. held of record by the undersigned on March 1, 2004 at the Annual Meeting of Stockholders to be held on April 21, 2004 or any adjournment thereof.

1. ELECTION OF DIRECTORS

Nominees: Mr. O. Bruton Smith, Mr. William P. Benton, Mr. Robert L. Rewey, Mr. James P. Holden, and Mr. Marcus G. Smith (Mark only one of the following boxes).

☐ VOTE FOR all nominees listed above, except vote withheld as to the following nominee(s) (if any):	☐ VOTE WITHHELD as to all nominees.

2. SELECTION OF AUDITORS

To ratify the selection of Deloitte & Touche LLP as the principal independent auditors of SMI and its subsidiaries for the year 2004 (Mark only one of the following boxes).

☐ FOR                                                                             ☐ AGAINST                                                                         ☐ ABSTAIN

3. 2004 STOCK INCENTIVE PLAN

To approve the adoption of the SMI 2004 Stock Incentive Plan (Mark only one of the following boxes).

☐ FOR                                                                             ☐ AGAINST                                                                         ☐ ABSTAIN

4. EMPLOYEE STOCK PURCHASE PLAN

To approve the amendment of the SMI Employee Stock Purchase Plan (Mark only one of the following boxes).

☐ FOR                                                                             ☐ AGAINST                                                                         ☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting. In the absence of any instructions from the undersigned, the Proxies will vote “For” the election of all the nominees listed under Item 1, “For” Item 2, “For” Item 3 and “For” Item 4.

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS

PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears below.

When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Shares

Dated                                                                            , 2004

Signature

Signature if held jointly

☐ Please mark here if you intend to attend the  Meeting of Stockholders.

Appendix A

SPEEDWAY MOTORSPORTS, INC.

2004 STOCK INCENTIVE PLAN

ARTICLE 1

PURPOSE AND EFFECTIVE DATE

1.1 Purposes of the Plan. Speedway Motorsports, Inc. (the “Company”) has established this Speedway Motorsports, Inc. 2004 Stock Incentive Plan (the “Plan”) to promote the interests of the Company and its stockholders. The purposes of the Plan are to (a) provide incentives to key employees, directors, consultants and other individuals providing services to the Company and its Subsidiaries to contribute to the Company’s performance and growth, (b) offer such persons stock ownership in the Company and other compensation that promotes the financial success of the Company and aligns their interests with those of the Company’s other stockholders and (c) enhance the Company’s ability to attract, reward and retain such persons upon whose efforts the Company’s success and future growth depends.

1.2 Effective Date. The Plan was adopted by the Board of Directors on February 18, 2004 and shall be effective as of such date, subject to the requisite approval of the Company’s stockholders at the 2004 Annual Meeting of Stockholders.

ARTICLE 2

DEFINITIONS

2.1 Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a) “Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, or Performance Awards.

(b) “Award Agreement” means an agreement entered into by a Participant and the Company, setting forth the terms and conditions applicable to Awards granted to the Participant under this Plan.

(c) “Board” or “Board of Directors” means the Board of Directors of the Company.

(d) “Cause” means: (i) the commission by the Participant of a crime or other act or practice that involves dishonesty or moral turpitude and either has an adverse effect on the Company or a Subsidiary or its reputation or is intended to result in the personal enrichment of the Participant at the expense of the Company or a Subsidiary (whether or not resulting in criminal prosecution or conviction); (ii) the Participant’s gross negligence or willful misconduct in respect of the Participant’s service with the Company or a Subsidiary; or (iii) the continuous and willful failure by the Participant to follow the reasonable directives of the Participant’s superiors or the Board of Directors. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of the Participant’s Termination of

Service and includes a definition of “Cause,” then the definition of “Cause” in such agreement shall supplement the foregoing definition of “Cause” and shall also apply to the Participant. Following a Participant’s Termination of Service, if it is determined that the Participant’s service could have been terminated for Cause, such Participant’s service shall be deemed to have been terminated for Cause. In any event, “Cause” shall be determined by the Committee.

(e) “Change in Control” means any of the following events:

(i) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50.1% or more of either (A) the then outstanding shares of the Common Stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that, Person shall not include any person who, on the effective date of the Plan, beneficially owns 12.0% or more of the Company’s outstanding securities, and provided further, that the following transactions shall not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (4) any acquisition by an entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subparagraph (iii) of this Section 2.1(e); or

(ii) a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this subparagraph (ii), any individual who becomes a member of the Board subsequent to the beginning of the two-year period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board; or

(iii) the approval by the stockholders of the Company of a merger, reorganization or consolidation or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by the stockholders of the Company, to the consent of any governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation), unless, following such Corporate Transaction (A) all or substantially all of the individuals and entities who are the beneficial owners of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50.1% of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including,

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without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company, or any such corporation resulting from the Corporate Transaction, or to the extent applicable as described in (A) above, the parent company thereof) beneficially owns, directly or indirectly, 12.0% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or to the extent applicable as described in (A) above, the parent company thereof) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.

(g) “Committee” means (i) the Compensation Committee of the Board (or a subcommittee thereof); (ii) in the absence of such committee, any other committee or subcommittee appointed by the Board that is granted authority to administer the Plan; or (iii) in the absence of such appointment, the Board itself.

(h) “Common Stock” means the common stock of the Company, par value $0.01 per share.

(i) “Company” means Speedway Motorsports, Inc., a Delaware corporation, or any successor thereto.

(j) “Director” means any individual who is a member of the Board of Directors of the Company.

(k) “Disability” means a permanent and total disability as described in Section 22(e)(3) of the Code and determined by the Committee.

(l) “Employee” means any employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or a Subsidiary are not considered Employees under this Plan.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

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(n) “Fair Market Value” means, as of a particular date, the value of the Common Stock determined as follows:

(i) If, on the relevant date, the Common Stock is traded on a national or regional securities exchange or on the Nasdaq National Market System (“Nasdaq”), Fair Market Value shall be determined on the basis of the closing sale price on the principal securities exchange on which the Common Stock may then be traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported;

(ii) If, on the relevant date, the Common Stock is not listed on any securities exchange or traded on Nasdaq, but nevertheless is publicly traded and reported on Nasdaq without closing sale prices for the Common Stock being customarily quoted, Fair Market Value shall be determined on the basis of the mean between the closing high bid and low asked quotations in such other over-the-counter market as reported by Nasdaq; but, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq on the immediately preceding day such bid and asked prices were quoted; and

(iii) If, on the relevant date, the Common Stock is not publicly traded as described in (i) or (ii) above, Fair Market Value shall be determined by the Committee in good faith.

(o) “Incentive Stock Option” or “ISO” means an option to purchase shares of Common Stock granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

(p) “Involuntary Termination Without Cause” means the dismissal, or the request for the resignation, of a Participant by either (i) a court order, order of any court-appointed liquidator or trustee of the Company, or the order or request of any creditors’ committee of the Company constituted under the federal bankruptcy laws, provided that such order or request contains no specific reference to actions or omissions that would constitute Cause; or (ii) a duly authorized corporate officer of the Company, or by the Board, for any reason other than for Cause.

(q) “Named Executive Officer” means a Participant who is considered a “covered employee” within the meaning of Section 162(m) of the Code.

(r) “Nonqualified Stock Option” or “NSO” means an option to purchase shares of Common Stock granted under Article 6, and which is not intended or otherwise fails to meet the requirements of Section 422 of the Code.

(s) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(t) “Option Price” means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee in accordance with Article 6.

(u) “Participant” means an Employee, Director, consultant or other person who performs services for the Company or a Subsidiary who has been granted an Award under the Plan which is outstanding.

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(v) “Performance Award” means an Award granted under Article 8 which is subject to the attainment of one or more Performance Goals during a Performance Period, as established by the Committee in its discretion.

(w) “Performance Goals” means the criteria and objectives designated by the Committee that must be met during the Performance Period as a condition of the Participant’s receipt of a Performance Award, as described in Section 8.1(b) hereof.

(x) “Performance Period” means the period designated by the Committee during which the Performance Goals with respect to a Performance Award will be measured.

(y) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(z) “Plan” means this Speedway Motorsports, Inc. 2004 Stock Incentive Plan, as amended from time to time.

(aa) “Restricted Period” means the period beginning on the grant date of an Award of Restricted Stock and ending on the date the shares of Common Stock subject to such Award are no longer restricted and subject to forfeiture.

(bb) “Restricted Stock” means an Award of Common Stock (or the right to receive a share of Common Stock in the future) granted in accordance with the terms of Article 7 that is nontransferable and subject to a substantial risk of forfeiture and such other restrictions designated by the Committee.

(cc) “Subsidiary” means a corporation, partnership, limited liability company, joint venture or other entity in which the Company directly or indirectly controls 50% or more of the voting power or equity or profits interests; provided, that for purposes of eligibility to receive Incentive Stock Options, Subsidiary means a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(dd) “Ten Percent Stockholder” means a Participant who owns (directly or by attribution within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or a parent of the Company.

(ee) “Termination of Service” means the termination of a Participant’s service with the Company and its Subsidiaries as an Employee, Director, consultant or otherwise for any reason other than a change in the capacity in which the Participant renders service to the Company or a Subsidiary or a transfer between or among the Company and its Subsidiaries. Unless otherwise determined by the Committee, an Employee shall be considered to have incurred a Termination of Service if his or her employer ceases to be a Subsidiary. All determinations relating to whether a Participant has incurred a Termination of Service and the effect thereof shall be made by the Committee in its discretion, including whether a leave of absence shall constitute a Termination of Service, subject to applicable law.

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ARTICLE 3

ADMINISTRATION

3.1 General. The Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. Notwithstanding the foregoing, (a) to the extent required for Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are “non-employee directors” within the meaning of such Rule 16b-3, and/or (b) to the extent required for Awards to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder, the Committee shall consist of two or more Directors who are “outside directors” within the meaning of Section 162(m) of the Code.

3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full and exclusive power to select the individuals to whom Awards may from time to time be granted under the Plan; determine the size and types of Awards; determine the terms, restrictions and conditions of Awards in a manner consistent with the Plan (including, but not limited to, the number of shares of Common Stock subject to an Award, vesting or other exercise conditions applicable to an Award, restrictions on transferability of the Award and any shares of Common Stock issued thereunder, and the duration of the Award); construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; delegate administrative responsibilities under the Plan; and (subject to the provisions of Article 10) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan, including accelerating the time any Option may be exercised and establishing different terms and conditions relating to the effect of a Termination of Service. The Committee also shall have the absolute discretion to make all other determinations which may be necessary or advisable in the Committee’s opinion for the administration of the Plan. Notwithstanding the foregoing, the Board shall have full and exclusive power to make the determinations set forth above with respect to Awards to non-employee Directors.

3.3 Decisions Binding. All determinations, decisions and interpretations made by the Committee pursuant to the provisions of the Plan and all related resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, the Company’s stockholders, and Participants and their estates and beneficiaries.

3.4 Indemnification. In addition to such other rights they may have as Directors or members of the Committee under the Company’s Articles of Incorporation or Bylaws or otherwise, each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by the member in connection with or resulting from any claim, action, suit or proceeding to which the member may be a party or in which the member may be involved by reason of any action taken or failure to act under or in connection with the Plan or any Award and against all amounts paid by the member in settlement thereof (provided such settlement is approved by the Company) or paid by the member in satisfaction of any judgment in any such action, suit or proceeding against the member, except with respect to matters as to which the member of the Committee has been grossly negligent or engaged in

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willful misconduct with respect to the performance of the member’s duties; provided, however, that the member shall give the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it on the member’s own behalf.

ARTICLE 4

STOCK SUBJECT TO THE PLAN

4.1 Stock Available Under the Plan. Subject to adjustments as provided in Section 4.3, the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Plan is 2,500,000 shares. Shares of Common Stock issued under the Plan may be shares of original issuance, treasury shares or shares purchased in the open market or otherwise. Shares of Common Stock covered by Awards which expire or are forfeited or canceled for any reason or which are settled in cash shall be available for further Awards under the Plan.

4.2 Award Limits. Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply (subject to adjustment as provided in Section 4.3):

(a) Individual Option Limit. No Participant shall be granted, during any one calendar year, Options covering in the aggregate more than 100,000 shares of Common Stock.

(b) Individual Limit on Other Awards. With respect to Restricted Stock that is intended to be “performance-based compensation” (within the meaning of Section 162(m) of the Code), no Participant shall be granted, during any one calendar year, Restricted Stock covering in the aggregate more than 35,000 shares of Common Stock.

(c) Aggregate Limit on Certain Awards. The maximum number of shares of Common Stock that may be issued under the Plan in connection with Awards other than Options shall be 1,000,000 shares.

4.3 Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Common Stock, unless the Committee should determine otherwise, corresponding adjustments or substitutions, as applicable, shall be made to the maximum number and kind of shares of Common Stock which may be issued under the Plan set forth in Section 4.1, the number of shares of Common Stock subject to the Award limits set forth in Section 4.2 and in the number, kind and price of shares of Common Stock subject to outstanding Awards granted under the Plan. In addition, the Committee, in its sole discretion, shall make such similar adjustments as described above in the event of any corporate transaction to which Section 424(a) of the Code applies or such other event which in the judgment of the Committee necessitates an adjustment as may be determined to be appropriate and equitable by the Committee. Notwithstanding the foregoing, the number of shares of Common Stock subject to any Award shall always be a whole number and the Committee, in its discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class,

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shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an outstanding Award.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

Awards under the Plan may be granted to Employees, Directors, consultants and other individuals providing services to the Company or a Subsidiary (provided such consultants and other individuals render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) as selected by the Committee. In determining the individuals to whom such an Award shall be granted and the terms and conditions of such Award, the Committee may take into account any factors it deems relevant, including the duties of the individual, the Committee’s assessment of the individual’s present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Subject to the Award limits set forth in Section 4.2, a Participant may be granted more than one Award under the Plan.

ARTICLE 6

STOCK OPTIONS

6.1 Stock Options. Subject to the provisions of the Plan, the Committee may grant Options upon the following terms and conditions:

(a) Award Agreement. Each grant of an Option shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The Award Agreement shall specify the number of shares of Common Stock to which the Option pertains, whether the Option is an ISO or a NSO, the Option Price, the term of the Option, the conditions upon which the Option shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. ISOs may be granted only to Employees of the Company or a Subsidiary.

(b) Option Price. The Option Price per share of Common Stock shall be determined by the Committee, but shall not be less than the Fair Market Value per share of Common Stock on the date of grant of the Option. In the case of an ISO granted to a Ten Percent Stockholder, the Option Price per share of Common Stock shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an Option Price per share of Common Stock less than that set forth above if such Option is granted pursuant to an assumption of, or substitution for, another option in a manner satisfying the provisions of Section 424(a) of the Code. For purposes of this Article 6, the term “date of grant” means the latest of (i) the date on which the Committee authorizes the grant of the Award, (ii) the date the Participant receiving the Award commences service with the Company or a Subsidiary, to the extent that such commencement is a condition of the grant or a requirement under the Code or the Exchange Act; or (iii) such other later date as the Committee may designate and set forth in the Participant’s Award Agreement.

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(c) Exercise of Options. An Option shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Except as otherwise provided in the Award Agreement, the right to purchase shares of Common Stock under the Option that become exercisable in periodic installments shall be cumulative so that such shares of Common Stock (or any part thereof) may be purchased at any time thereafter until the expiration or termination of the Option.

(d) Option Term. The term of an Option shall be determined by the Committee, but in no event shall an ISO be exercisable more than ten years from the date of its grant or, in the case of any ISO granted to a Ten Percent Stockholder, more than five years from the date of its grant.

(e) Termination of Service. Except to the extent that an Option remains exercisable as provided below or as otherwise set forth by the Committee in the Award Agreement, an Option shall immediately terminate upon the Participant’s Termination of Service for any reason.

(i) Involuntary Termination Without Cause. In the event that a Participant incurs a Termination of Service that constitutes an Involuntary Termination Without Cause, the Participant may exercise an outstanding Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) the date three months following such Termination of Service or (B) the expiration of the term of such Option as set forth in the Award Agreement.

(ii) Disability. In the event that a Participant incurs a Termination of Service as a result of the Participant’s Disability, the Participant may exercise an outstanding Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (A) the date twelve months following such Termination of Service or (B) the expiration of the term of such Option as set forth in the Award Agreement.

(iii) Death. In the event that a Participant’s Termination of Service is caused by the Participant’s death, or in the event of the Participant’s death following the Participant’s Termination of Service but during the three-month or twelve-month period described in subparagraph (i) or (ii) above, then any outstanding Option may be exercised to the extent the Participant was entitled to exercise such Option as of the date of death by the person or persons to whom the Participant’s rights to exercise the Option passed by will or the laws of descent and distribution (or by the executor or administrator of the Participant’s estate), but only within the period ending on the earlier of (A) the date twelve months following the date of death or (B) the expiration of the term of such Option as set forth in the Award Agreement.

(f) ISO Limitation. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which ISOs are exercisable for the first time during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000 or such other applicable limitation set forth in Section 422 of the Code or any regulations thereunder, such ISOs shall be treated as NSOs. The determination of

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which ISOs shall be treated as NSOs generally shall be based on the order in which such ISOs were granted and shall be determined by the Committee in accordance with applicable rules and regulations.

(g) Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, specifying the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by the aggregate Option Price for the shares of Common Stock. The aggregate Option Price shall be payable to the Company in full in cash or cash equivalent acceptable to the Company, or if approved by the Committee, by tendering previously acquired shares of Common Stock (or delivering a certification of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the shares of Common Stock either were purchased on the open market or have been held by the Participant for a period of at least six months (unless such six-month period is waived by the Committee)), a combination of the foregoing, or by any other means which the Company determines to be consistent with the Plan’s purpose and applicable law (including the tendering of Awards having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, as determined by the Committee).

(h) Transfer Restrictions. Options may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution and Options shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit further transferability of Options, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

(i) No Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to the Participant’s Option until the issuance of such shares to the Participant pursuant to the exercise of such Option.

ARTICLE 7

RESTRICTED STOCK

7.1 Grants of Restricted Stock. Subject to the provisions of the Plan, the Committee may grant Restricted Stock upon the following terms and conditions:

(a) Award Agreement. Each grant of Restricted Stock shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The Award Agreement shall specify the number of shares of Restricted Stock granted, the Restricted Period, the conditions upon or the time at which the Restricted Period shall lapse, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Purchase Price. The Committee shall determine the purchase price, if any, to be paid for the Restricted Stock, subject to such minimum consideration as may be required by applicable law.

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(c) Nontransferability. Except as otherwise set forth in the Award Agreement, shares of Restricted Stock may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such shares and the satisfaction of any and all other conditions prescribed by the Committee.

(d) Other Restrictions. The Committee may impose such conditions and restrictions on the grant or vesting of shares of Restricted Stock as it determines, including but not limited to restrictions based upon the achievement of financial or other business objectives (including the Performance Goals described in Section 8.1(b)), the occurrence of a specific event, continued service for a period of time or other time-based restrictions. The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to all shares of Restricted Stock or in installments or otherwise as the Committee may deem appropriate.

(e) Section 83(b) Election. The Committee may provide in an Award Agreement that an Award of Restricted Stock is subject to the Participant making or refraining from making an election under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.

(f) Termination of Service. Notwithstanding anything herein to the contrary and except as otherwise set forth by the Committee in the Award Agreement, in the event of the Participant’s Termination of Service prior to the expiration of the Restricted Period, all shares of Restricted Stock with respect to which the applicable restrictions have not yet lapsed shall be forfeited. Notwithstanding the foregoing, in the event that a Participant’s Termination of Service is the result of the Participant’s death, Disability or Involuntary Termination Without Cause, the Committee may elect, in its discretion, to waive in whole or in part any remaining restrictions with respect to all or any part of such Participant’s Restricted Stock.

(g) Stockholder Rights. A grant of Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Participant, containing such legends as the Committee deems appropriate and held in custody by the Company or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until (i) the expiration or termination of the Restricted Period for such shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee or (ii) the forfeiture of such shares of Restricted Stock. The Committee may require a Participant to deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for the Company. A Participant that has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors, provided, that the Committee may require that any cash dividends shall be automatically reinvested in additional shares of Restricted Stock. With respect to any shares received as a result of adjustments under Section 4.3 hereof and any shares of Restricted Stock that result from cash dividends declared on

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Restricted Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 7.

ARTICLE 8

PERFORMANCE AWARDS

8.1 Performance Awards. Subject to the terms of the Plan, the Committee may designate an Award of Restricted Stock as a Performance Award based upon a determination that the Participant is or may become a Named Executive Officer and the Committee wishes such Awards to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code. The vesting, payment or delivery of any such Performance Awards shall be contingent upon the attainment of one or more Performance Goals. The provisions of this Article 8 shall control to the extent inconsistent with Article 7 and such Performance Awards shall be subject to the following terms and conditions:

(a) Award Agreement. Each grant of a Performance Award shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The Award Agreement shall specify the number of shares of Common Stock to which the Performance Award pertains, the Performance Goals applicable to such Performance Award, the length of the Performance Period, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Performance Goals. The Committee shall establish one or more Performance Goals for the Participant that are objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). Such Performance Goals must be established in writing by the Committee within ninety (90) days after the beginning of the Performance Period (or, if earlier, by the date on which 25% of the Performance Period has elapsed) or within such other time period prescribed by Section 162(m) of the Code and the regulations thereunder; provided, that achievement of the Performance Goals must be substantially uncertain at the time they are established. The Performance Goals shall be based on one or more of the following, as determined in the sole discretion of the Committee: stock price; earnings per share; net earnings; operating or other earnings; profits; revenues; net cash flow; financial return ratios; stockholder return; return on equity; return on investment; return on net assets; debt rating; sales; expense reduction levels; growth in assets, sales, or market share; or strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance Goals may be based on the performance of the Company, based on the Participant’s division, business unit or employing Subsidiary, based on the performance of one or more divisions, business units or Subsidiaries, based on the performance of the Company and its Subsidiaries as a whole, or based on any combination of the foregoing. Performance Goals may be either absolute in their terms or relative. Performance Goals may provide for the inclusion or exclusion of items such as the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, or changes in accounting principles or tax laws. The Committee also may establish subjective Performance Goals for Participants, provided that for Named Executive Officers, the subjective Performance Goals may be used only to reduce, and not increase, the Performance Award otherwise payable under the Plan.

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(c) Payment. Prior to the vesting, payment or delivery, as the case may be, of a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms of the Performance Award have been achieved or exceeded for the applicable Performance Period. In no event may the Committee waive achievement of the Performance Goal requirements for a Named Executive Officer except in its discretion in the case of the death or Disability of the Participant or as otherwise provided in Article 9 with respect to a Change in Control.

(d) Code Section 162(m). The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Performance Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder.

ARTICLE 9

CHANGE IN CONTROL

9.1 Impact on Options. Notwithstanding any other provision of the Plan, in the event of a Change in Control, any Option outstanding as of the date such Change in Control is determined to have occurred, and which is not yet then exercisable and vested, shall become fully exercisable and vested.

9.2 Impact on Restricted Stock. Notwithstanding any other provision of the Plan, in the event of a Change in Control, all Awards of Restricted Stock (including Performance Awards) outstanding as of the date such Change in Control is determined to have occurred shall be deemed vested, and all restrictions shall be deemed lapsed, all terms and conditions (including applicable Performance Goals) shall be deemed satisfied and the Restricted Period and, if applicable, the Performance Period shall be deemed to have ended.

ARTICLE 10

AMENDMENT, SUSPENSION AND TERMINATION

10.1 Amendment, Suspension and Termination of Plan. The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, that no amendment, suspension or termination shall be effective unless approved by the stockholders of the Company (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Code, the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or securities exchange listing requirements or any other law or regulation; (b) if such amendment is intended to allow the Option Price of outstanding Options to be reduced by repricing or replacing such Options; or (c) to the extent the Board determines, in its discretion, that stockholder approval is desirable even if such stockholder approval is not expressly required by the Plan or applicable law or regulation. Unless sooner terminated by the Board, the Plan shall terminate ten years from the date the Plan is adopted by the Board. Upon the termination of the Plan, no further Awards may be granted pursuant to the Plan, but the Plan shall remain effective with respect to any outstanding Awards previously granted. No amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Participant under any outstanding Award without the Participant’s consent.

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10.2 Amendment of Awards. Subject to Section 10.1 above, the Committee may at any time amend the terms of an Award previously granted to a Participant, but no such amendment shall adversely affect in any material way the rights of the Participant without the Participant’s consent.

ARTICLE 11

WITHHOLDING

11.1 Tax Withholding in General. The Company shall have the power and the right to deduct or withhold from cash payments or other property to be paid to the Participant, or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan. The Company shall not be required to issue any shares of Common Stock or settle any Awards payable hereunder until such withholding requirements have been satisfied.

11.2 Share Withholding and Remittance. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder which are to be paid in the form of shares of Common Stock, the Company may withhold from an Award, or the Participant may remit, subject to applicable law (including Rule 16b-3 under the Exchange Act) shares of Common Stock having a Fair Market Value on the date the tax is to be determined of no more than the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in accordance with procedures established by the Committee and/or the Company. Notwithstanding the foregoing, the Committee and/or the Company shall have the right to restrict a Participant’s ability to satisfy tax obligations through share withholding as they may deem necessary or appropriate.

ARTICLE 12

GENERAL PROVISIONS

12.1 No Employment Rights. Nothing in the Plan or any Award Agreement shall confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary nor interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment by, or performance of services for, the Company or Subsidiary at any time for any reason.

12.2 No Participation Rights. No person shall have the right to be selected to receive an Award under this Plan and there is no requirement for uniformity of treatment among Participants.

12.3 Unfunded Plan. To the extent that any person acquires a right to receive Common Stock, cash payments or other property under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company or a Subsidiary. Neither the Company nor any Subsidiary shall be required to segregate any specific funds, assets or other property with respect to any Awards under this Plan.

12.4 Restrictions on Transferability. Except as otherwise provided herein or in an Award Agreement, no Award or any shares of Common Stock subject to an Award which have

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not been issued, or as to which any applicable restrictions have not lapsed, may be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner. Any attempt to transfer an Award or such shares of Common Stock in violation of the Plan or an Award Agreement shall relieve the Company and its Subsidiaries from any obligations to the Participant thereunder.

12.5 Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Participants who are subject to Section 16 of the Exchange Act, this Plan is intended to comply with all provisions of Rule 16b-3 or any successor rule under the Exchange Act, unless determined otherwise by the Committee.

12.6 Regulatory Approvals and Listing. The Company shall not be required to grant, issue or settle any Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company’s Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any recipient of an Award make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

12.7 Compliance with Code Section 162(m). It is intended that the Plan comply fully with and meet all of the requirements of Section 162(m) of the Code with respect to Options granted hereunder. At all times when the Committee determines that compliance with the performance-based compensation exception under Section 162(m) of the Code is required or desired, all Performance Awards granted under this Plan also shall comply with the requirements of Section 162(m) of the Code, and the Plan must be resubmitted to the stockholders of the Company as necessary to enable Awards to qualify as performance-based compensation under Section 162(m) of the Code (which rules currently require that the stockholders reapprove the Plan no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan). In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may make any adjustments it deems appropriate. The Committee may, in its discretion, determine that it is advisable to grant Awards that shall not qualify as “performance-based compensation” and may grant Awards without satisfying the requirements of Section 162(m) of the Code.

12.8 Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not

15

by way of limitation, the right of the Company to adopt other compensation arrangements or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.

12.9 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

12.10 Severability. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner which conforms to applicable law or as if such provision was omitted.

12.11 Governing Law. To the extent not preempted by federal law, the Plan, and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof).

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Appendix B

SPEEDWAY MOTORPORTS, INC.

EMPLOYEE STOCK PURCHASE PLAN

AMENDED AND RESTATED

AS OF

MARCH 1, 2004

SPEEDWAY MOTORSPORTS, INC.

EMPLOYEE STOCK PURCHASE PLAN

AMENDED AND RESTATED

AS OF

MARCH 1, 2004

i

ARTICLE II. ADMINISTRATION				3

2.1	Appointment and Procedure of Committee			3

2.2	Authority of Committee			3

ARTICLE III. PARTICIPATION				3

3.1	Eligibility to Participate			3

3.2	Restrictions on Participation			4

3.3	Leave of Absence			4

ARTICLE IV. CONTRIBUTIONS				4

4.1	Payroll Deductions			4

4.2	Direct Payment			5

4.3	Leave of Absence			5

4.4	Contributions to Accounts			5

4.5	Withdrawal of Contributions from Plan			5

4.6	Termination of Employment			5

ARTICLE V. OPTIONS				5

5.1	Company Stock Available for Options			5

5.2	Granting of Options			6

5.3	Option Price			6

5.4	Option Period			6

5.5	Exercise of Options			7

	(a	)	Automatic Exercise	7

	(b	)	Nontransferability of Options	7

	(c	)	Effect of Termination of Employment	7

			(i) Termination of Employment Related to Cause	7

			(ii) Termination of Employment Due to Death	7

			(iii) Other Termination of Employment	8

	(d	)	Leave of Absence	8

	(e	)	Delivery of Stock	8

	(f	)	Acceleration of Exercisability of Options Upon Occurrence of Certain Events	8

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	(g) Registration, Listing and Qualification of Shares of Stock	9

ARTICLE VI. MISCELLANEOUS		9

6.1	Adjustments Upon Changes in Capitalization	9

6.2	Approval of Stockholders	9

6.3	Amendment, Suspension and Termination	9

6.4	Intent to Comply With Code Section 423	10

6.5	Equal Rights and Privileges	10

6.6	Use of Funds	10

6.7	Withholding	10

6.8	Effect of Plan	10

6.9	No Employment Rights	10

6.10	Governing Law	11

6.11	Other Actions	11

iii

SPEEDWAY MOTORSPORTS, INC.

EMPLOYEE STOCK PURCHASE PLAN

AMENDED AND RESTATED

AS OF

MARCH 1, 2004

PURPOSE; DEFINITIONS; CONSTRUCTION

1.1 Purpose of Plan. The purpose of the Plan, which shall be known as the Speedway Motorsports, Inc. Employee Stock Purchase Plan (the “Plan”), is to provide employees of Speedway Motorsports, Inc. (the “Company”) and its participating subsidiaries (which hereinafter shall be referred to collectively with the Company as the “Employer”) an opportunity to acquire a proprietary interest in the Company through the purchase of the common stock, $.01 par value per share, of the Company. This Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

1.2 Definitions. Throughout this Plan, the following terms shall have the meanings indicated:

(a) “Account” shall mean a memorandum account maintained to record each Participant’s Contributions pending purchase of Company Stock.

(b) “Base Pay” shall mean the Participant’s regular cash compensation (excluding overtime pay, bonuses, shift premiums, commissions, fringe benefits, other special payments and imputed income) determined without reduction for Contributions made under this Plan or contributions to any Code Section 401(k) or Section 125 Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company.

(d) “Business Day” shall mean any day other than a Saturday, Sunday or holiday.

(e) “Cause” shall mean any act, action or series of acts or actions or any omission, omissions or series of omissions which, in the opinion of the Committee, result in, or which have the effect of resulting in, (i) the commission of a crime by the Participant involving moral turpitude, which crime has a material adverse impact on the Employer, (ii) gross negligence or willful misconduct which is continuous and results in material damage to the Employer, or (iii) the continuous, willful failure of the person in question to follow the reasonable directives of the Employer.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended, any successor revenue laws of the United States, and the rules and regulations promulgated thereunder.

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(g) “Committee” shall mean the Compensation Committee of the Board of Directors, or in the event that there is no Compensation Committee or to the extent the authority of the Compensation Committee is limited, the Board of Directors.

(h) “Company” shall mean Speedway Motorsports, Inc., a company organized and existing under the laws of the State of Delaware.

(i) “Company Stock” shall mean the common stock, $.0l par value per share, of the Company.

(j) “Contributions” shall mean the after-tax payroll deductions or other permissible contributions made by Participants to the Plan pursuant to Article IV.

(k) “Effective Date” shall mean July 1, 1996 or as soon as administratively practicable thereafter. The Plan’s original effective date was April 1, 1996.

(l) “Employee” shall mean any person who (i) is employed on a full-time or part-time basis by a participating Employer, (ii) is regularly scheduled to work more than twenty hours per week, and (iii) is customarily employed more than five months in any calendar year. Independent contractors and outside directors shall not be included in the definition of Employee for purposes of this Plan.

(m) “Employer” shall mean the Company and any of its present or future subsidiaries (within the meaning of Sections 424(f) and (g) of the Code) which the Committee may designate from time to time as participating Employers under this Plan for purposes of a Grant Date.

(n) “Exercise Date” shall mean the last Business Day of March, June, September and December on which the principal trading market for Company Stock is open for trading, plus any other interim dates during the year which the Committee designates as Exercise Dates.

(o) “Grant Date” shall mean January 1 of each year during the term of the Plan, plus any other interim dates during the year designated by the Board of Directors or the Committee.

(p) “Option” shall mean an option to purchase shares of Company Stock granted to a Participant pursuant to this Plan.

(q) “Participant” shall mean an Employee participating in this Plan in accordance with Article III.

(r) “Plan” shall mean this Speedway Motorsports, Inc. Employee Stock Purchase Plan, as amended and restated as of March 1, 2004, and as subsequently amended from time to time.

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1.3 Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular provision or Section.

ARTICLE II. ADMINISTRATION

2.1 Appointment and Procedure of Committee. The Plan shall be administered by the Board of Directors or the Compensation Committee appointed by the Board of Directors. The Committee shall be appointed from time to time by the Board of Directors and shall consist of not fewer than two of its members. No member of the Board of Directors who serves on the Committee shall be eligible to participate in the Plan. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary (who need not be a member of the Committee).

2.2 Authority of Committee. The Committee, subject to the terms of the Plan, shall have plenary authority in its discretion to interpret and construe the Plan (including, without limitation, any of its terms which are uncertain, doubtful or disputed); to decide all questions of Employee eligibility hereunder; to determine the amount, manner and timing of all Options and purchases of Company Stock hereunder; to establish, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make determinations and interpretations and take such other administrative actions as it deems necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. No member of the Committee shall be liable for any act, determination or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Employer. All expenses of administering this Plan shall be borne by the Employer.

ARTICLE III. PARTICIPATION

3.1 Eligibility to Participate. Subject to the restrictions of Section 3.2 below, effective January 1, 2001, an Employee shall be eligible to participate in this Plan on a Grant Date if, as of such Grant Date, the Employee has been in the continuous service of the Employer for at least six consecutive months and remains employed with the Employer. Prior to January 1, 2001, an Employee shall be eligible to participate in this Plan on a Grant Date if, as of such Grant Date, the Employee has been in the continuous service of the Employer for at least one year and remains employed with the Employer. For this purpose, years of employment prior to the Effective Date will be considered. If the Board of Directors or the Committee designates an interim Grant Date after January 1, 2000 and before January 1, 2001, an Employee shall be eligible to participate in this Plan on such Grant Date if the Employee had been in the continuous service of the Employer for at least six consecutive months as of January 1, 2000 and remains employed with the Employer; provided, however, that an Employee who already had been

3

eligible to participate in the Plan on January 1, 2000 shall not be eligible to participate on such interim Grant Date.

For purposes of eligibility to participate in this Plan, the following service also shall be recognized: (a) service with an entity prior to the acquisition by the Company, or one of its subsidiaries, of a controlling interest in or substantially all of the assets of such entity, and (b) service with Sonic Automotive, Inc. and its subsidiaries.

3.2 Restrictions on Participation. Notwithstanding the foregoing Section 3.1, no Employee shall be eligible to participate in the Plan if such Employee owns or holds options to purchase (or upon participation in this Plan would own or hold options to purchase) stock possessing an aggregate of 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries (as determined in accordance with the rules of Code Section 424(d) relating to attribution of stock ownership).

3.3 Leave of Absence. Termination by the Company of an Employee’s bona fide leave on absence, other than termination of such leave of absence on return to regular full-time or part-time employment, shall terminate an Employee’s employment for all purposes of the Plan. Notwithstanding the foregoing, for purposes of participation in the Plan, an Employee on a leave of absence shall be deemed to continue to be an Employee for the first ninety days of such leave of absence and such Employee’s employment shall be deemed to have terminated at the close of business on the ninetieth day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment prior to the close of business on such ninetieth day (or unless the Employee’s reemployment is guaranteed by law or contract).

ARTICLE IV. CONTRIBUTIONS

4.1 Payroll Deductions. By written election, made and filed with the Committee pursuant to the Committee’s rules and procedures, a Participant may elect to designate a whole percentage between one percent and ten percent (or such higher or lower percentage as may be allowed by the Committee’s rules and procedures) of his Base Pay to be deferred by payroll deduction as a Contribution to the Plan. Payroll deductions shall commence as soon as administratively practicable following the filing of such written election with the Committee. The Committee may develop in its discretion additional rules and procedures regarding payroll deduction elections.

A Participant may change or revoke his payroll deduction amount by filing, on such forms and in accordance with such rules and procedures as the Committee may prescribe in its discretion, a revised written election with the Committee. Such modification or revocation shall take effect as soon as administratively practicable after the Committee’s receipt of such revised election. Notwithstanding the foregoing, a Participant may change his payroll deduction election only once each calendar quarter, or as otherwise specifically allowed by the Committee’s rules and procedures. If payroll deductions are discontinued, payroll deductions may not be resumed by the Participant until the payroll period which begins on or after the following Exercise Date, or as otherwise specifically allowed by the Committee’s rules and procedures. Under no

4

circumstances may a Participant’s payroll deduction election be made, modified or revoked retroactively.

4.2 Direct Payment. In accordance with such rules and procedures as the Committee may prescribe in its discretion, in lieu of payroll deductions pursuant to Section 4.1, a Participant may elect to make Contributions by direct cash payment (including by check, subject to the Committee’s rules and procedures) to the Plan rather than by payroll deduction. Such direct payments must be received by the Plan at least ten Business Days prior to an Exercise Date in order for such payments to be applied in the exercise of an Option toward the purchase of Company Stock on such Exercise Date.

4.3 Leave of Absence. If a Participant goes on a bona fide leave of absence, such Participant shall have the right to elect to (a) withdraw from the Plan and receive a distribution of the balance in his Account pursuant to Section 4.5, (b) discontinue Contributions to the Plan but remain a Participant in the Plan, or (c) subject to Section 3.3, remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence or making direct cash payments to the Plan pursuant to Section 4.2.

4.4 Contributions to Accounts. A memorandum Account shall be established by the Committee for each Participant for the purpose of accounting for Contributions. Contributions shall be credited to Accounts as soon as administratively practicable following payroll withholding or receipt of other permissible direct cash payment. Amounts credited to Accounts will not accrue interest.

4.5 Withdrawal of Contributions from Plan. Prior to the end of a calendar quarter, a Participant may elect to withdraw the Contributions then credited to his Account by filing written notice thereof with the Committee on such forms and in accordance with such procedures as the Committee may prescribe. The Participant’s Contributions shall be distributed to him as soon as administratively practicable after the Committee’s receipt of his notice of withdrawal and, if applicable, payroll deductions from his Base Pay shall cease.

4.6 Termination of Employment. Upon termination of a Participant’s employment for any reason, such Participant may no longer make Contributions to the Plan or be granted Options under the Plan. A Participant’s right to exercise any unexpired Option he holds as of his termination of employment for any reason unrelated to Cause may continue, if he so elects, until the next Exercise Date following such termination of employment pursuant to Section 5.5(c)(ii) or (iii), or he may withdraw the Contributions then credited to his Account in accordance with Section 4.5.

ARTICLE V. OPTIONS

5.1 Company Stock Available for Options. There shall be available for Options under the Plan an aggregate maximum of 800,000 shares of Company Stock, subject to any adjustments which may be made pursuant to Section 6.1 of the Plan in connection with changes in capitalization of the Company. Shares of Company Stock used for purposes of the Plan may

5

be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Company Stock covered by Options which have expired prior to exercise shall be available for further Options granted hereunder.

5.2 Granting of Options. The Plan shall be implemented by annual offerings of approximately twelve months duration (except as otherwise provided in Section 5.4 or in the event of interim Grant Dates designated by the Board of Directors or the Committee). On each Grant Date, all Employees eligible to receive an Option on such Grant Date shall be granted an Option to purchase shares of Company Stock. Prior to each Grant Date, the Committee shall determine the number of shares of Company Stock available for purchase under each Option to be granted on such Grant Date; provided that, the same number of shares will be available under each Option granted on such Grant Date. No Participant may be granted an Option which permits his rights to purchase stock under this Plan and all other employee stock purchase plans of the Company or Employer to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. Furthermore, no Participant may be granted Options in any calendar year which permits the Participant to purchase more than 500 shares of Company Stock, subject to any adjustments which are made pursuant to Section 6.1 (or such higher or lower number as the Committee may establish with respect to all subsequently granted Options for all Participants in the Plan, subject to the limitations of Code Section 423).

5.3 Option Price. The purchase price per share of Company Stock acquired pursuant to the exercise of all or any portion of an Option granted under this Plan shall be ninety percent of the lesser of (i) the fair market value per share of Company Stock on the applicable Grant Date, and (ii) the fair market value per share of Company Stock on the applicable Exercise Date. For purposes of this Section 5.3, the fair market value per share of Company Stock shall be the closing price on the last Business Day prior to the date of reference, or in the event that no sales take place on such date, the average of the closing high bid and low asked prices, in either case on the principal national securities exchange on which the Company Stock is listed or admitted to trading, or if the Company Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation system (“NASDAQ”) on such date, or the average of the closing high bid and low asked prices of the Company Stock in the over-the-counter market reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purposes. If there is no bid or asked price reported on any such date, the fair market value shall be determined by the Committee in accordance with the regulations promulgated under Code Section 2031, or by any other appropriate method selected by the Committee.

5.4 Option Period. Each Option granted to a Participant under the Plan shall expire on the earliest of (a) the last Exercise Date of the calendar year in which the Option was granted, (b) the Participant’s voluntary withdrawal from the Plan following termination of employment, and (c) the date of the Participant’s termination of employment related to Cause, or the Exercise Date immediately following the Participant’s termination of employment for any reason unrelated to Cause. In no event will the duration of an Option period exceed twenty-seven

6

months (or such other applicable period permitted under Code Section 423(b)(7)) from the date on which such Option is granted.

5.5 Exercise of Options.

(a) Automatic Exercise. Any Option granted to a Participant shall be exercised automatically on each Exercise Date during the calendar year of the Option’s Grant Date in whole or in part such that the Participant’s accumulated Contributions as of such Exercise Date shall be applied to the purchase of the maximum number of whole shares of Company Stock that his Contributions will allow at the applicable Option price (determined in accordance with Section 5.3), limited to the number of shares subject to such Option. In the event that the number of shares of Company Stock that may be purchased by all Participants in the Plan exceeds the number of shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the available shares in as uniform a manner as it determines to be practicable and equitable. Any remaining Contributions in the Participant’s Account amounting to less than the Option price of a whole share of Company Stock shall be carried forward and applied on the next Exercise Date; provided that, Contributions remaining after the last Exercise Date of the calendar year may be distributed to the Participant at his election.

(b) Nontransferability of Options. During a Participant’s lifetime, Options held by such Participant shall be exercisable only by that Participant. No Option shall be transferable other than by will or the laws of descent and distribution.

(c) Effect of Termination of Employment.

(i) Termination of Employment Related to Cause. Upon termination of a Participant’s employment related to Cause, the Participant’s participation in the Plan also shall terminate. Any unexpired Option he holds will expire as of the date of his termination of employment. Remaining contributions credited to his Account shall be distributed to the Participant as soon as administratively practicable following termination of employment.

(ii) Termination of Employment Due to Death. In the event of the death of the Participant while employed, or during the period following his termination of employment for any reason unrelated to Cause but prior to the next Exercise Date, the Participant’s estate shall have the right to elect by written notice to the Committee prior to the earlier of the expiration of sixty days commencing with the date of the Participant’s death and the Exercise Date next following the date of the Participant’s death:

(A) To withdraw all of the Contributions then credited to the Participant’s Account under the Plan, or

(B) To allow any unexercised Options held by the Participant as of the date of his death for the purchase of Company Stock to be exercised on the Exercise Date next following the date of the Participant’s death in accordance with Section 5.5(a), but only to the extent such Options were exercisable on the date of the Participant’s death, with any

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remaining Contributions credited to the Participant’s Account being distributed to the Participant’s estate as soon as administratively practicable after such Exercise Date.

In the event that no such written election is timely and properly received by the Committee, all Contributions credited to the Participant’s Account shall be distributed to the Participant’s estate. In no event shall any Option be exercisable beyond the applicable exercise period specified in Section 5.4 of the Plan.

(iii) Other Termination of Employment. Upon termination of a Participant’s employment for any reason unrelated to Cause or death, the Participant may at his election:

(A) Withdraw from the Plan pursuant to Section 4.5 and request the return of the remaining Contributions then credited to his Account, or

(B) Continue participation in the Plan, subject to the provisions of Section 4.6, until the Exercise Date next following his date of termination of employment for the limited purpose of allowing any unexpired Options he holds as of his termination of employment to be exercised automatically in accordance with Section 5.5(a) on the Exercise Date next following his termination of employment, but only to the extent such Options were exercisable on the date of the Participant’s termination of employment, with any remaining Contributions credited to the Participant’s Account being distributed to the Participant as soon as administratively practicable after such Exercise Date.

(d) Leave of Absence. A Participant on a bona fide leave of absence shall, subject to the election made by such Participant pursuant to Section 4.3 and subject to this Section 5.5(d), continue to be a Participant in the Plan so long as such Participant is on such bona fide leave of absence. A Participant who has been on a bona fide leave of absence for more than ninety days and who therefore is not an Employee for purposes of the Plan (unless the right to reemployment is guaranteed by statute or contract) shall not be entitled to participate in any offering commencing on any Grant Date following the ninetieth day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on a bona fide leave of absence returns to regular full-time or part-time employment with the Employer at the earlier of (i) the termination of such leave of absence, or (ii) the day after the ninetieth day of such leave of absence, such Participant’s employment shall be deemed to have terminated for purposes of the Plan on whichever of such dates first occurs (unless the Participant’s right to reemployment is guaranteed by statute or contract).

(e) Delivery of Stock. As soon as administratively practicable after each Exercise Date, the Company or the Committee will deliver, as applicable, certificates evidencing shares of Company Stock purchased under this Plan.

(f) Acceleration of Exercisability of Options Upon Occurrence of Certain Events. In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a

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majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then-outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option specified in Section 5.4.

(g) Registration, Listing and Qualification of Shares of Stock. Each Option shall be subject to the requirement that if at any time the Company shall determine that the registration, listing or qualification of shares of Company Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Company Stock thereunder, no such Option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company may require that any person for whom an Option is being exercised make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

ARTICLE VI. MISCELLANEOUS

6.1 Adjustments Upon Changes in Capitalization. In the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company, the Committee may make such adjustments to the extent and in the manner it deems appropriate in the number and/or kind of shares of Company Stock available for issuance under the Plan, the number and/or kind of shares of Company Stock subject to outstanding Options under the Plan, and in the Option exercise price per share. In addition, the Committee may make such other adjustments as it determines to be equitable. Any adjustments made pursuant to this Section 6.1 remain subject to the limitations of Code Section 423 (including its $25,000 annual limitations).

6.2 Approval of Stockholders. Within twelve months before or after the Plan is originally adopted, this Plan must be approved by a majority of the votes cast thereon by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose or by unanimous written consent of such stockholders, and no Option granted hereunder shall be exercisable prior to such approval.

6.3 Amendment, Suspension and Termination. The Board of Directors may at any time amend, suspend or terminate this Plan; provided, however, that no amendment, suspension or termination may, without the consent of a Participant, adversely affect the rights of the Participant under any Option he then holds; and provided further, that approval by the

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stockholders of the Company shall be required for an amendment, suspension or termination to the extent necessary to comply with any applicable law or regulation or the rules of any self-regulatory organization that are applicable to the Company or this Plan. Any required stockholder approval shall be deemed to have been given upon approval by a majority of the votes cast on such amendment, suspension or termination by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose or by unanimous written consent of such stockholders. The Plan will continue until terminated by the Board of Directors or until all of the shares of Company Stock reserved for issuance under the Plan have been issued, whichever first occurs.

6.4 Intent to Comply With Code Section 423. It is intended that this Plan qualify as an “employee stock purchase plan” under Code Section 423. The provisions of this Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code. In the event of an inconsistency between the Plan and Code Section 423, the Plan shall be interpreted in a manner which complies with the requirements of Code Section 423 and the regulations thereunder, without further act or amendment by the Company or the Board of Directors unless otherwise required pursuant to Section 6.3 of this Plan.

6.5 Equal Rights and Privileges. All Participants granted Options under this Plan shall have equal rights and privileges within the meaning of Code Section 423(b)(5) and the regulations thereunder. The provisions applying to one Option granted on a Grant Date must apply in the same manner to all other Options granted on such Grant Date.

6.6 Use of Funds. All Contributions received and held by the Employer under this Plan may be used by the Employer for any corporate purpose and the Employer shall not be obligated to segregate such Contributions.

6.7 Withholding. It shall be a condition to the obligation of the Company to issue shares of Company Stock upon exercise of an Option that the Participant (or his estate pursuant to Section 5.5(c)(ii)), through payroll withholding, cash payment or otherwise, make adequate provision acceptable to the Company to satisfy any tax withholding obligations arising in connection with Options granted hereunder or Common Stock acquired upon the exercise thereof, including taxes owed by the Participant due to the disposition of Company Stock by the Participant prior to the expiration of the holding periods described in Code Section 423 (a).

6.8 Effect of Plan. This Plan shall be binding upon each Participant and his successors, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

6.9 No Employment Rights. Nothing in this Plan or in any Option granted pursuant to the Plan shall be construed as a contract of employment between the Employer and any employee, or as a right of any employee to continue in the employ of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without cause.

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6.10 Governing Law. This Plan and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of laws thereof), except to the extent such laws are preempted by the laws of the United States.

6.11 Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

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